Exhibit 2.1

Execution Version AGREEMENT AND PLAN OF MERGER by and among MERIT MEDICAL SYSTEMS, INC., and BIOLIFE TRANSACTION SUB, LLC, and BIOLIFE, L.L.C., and SHAREHOLDER REPRESENTATIVE SERVICES LLC AS MEMBER REPRESENTATIVE dated as of May 16, 2025

i TABLE OF CONTENTS Page ARTICLE I DEFINITIONS .......................................................................................................... 2 ARTICLE II THE MERGER ..................................................................................................... 17 Section 2.01 The Closing ......................................................................................................... 17 Section 2.02 Closing Events; Sequencing ............................................................................... 17 Section 2.03 Closing Deliverables. .......................................................................................... 18 Section 2.04 Merger Effective Time ....................................................................................... 20 Section 2.05 Effects of the Merger .......................................................................................... 21 Section 2.06 Certificate of Formation; Limited Liability Company Agreement ............... 21 Section 2.07 Managers and Officers ....................................................................................... 21 Section 2.08 Effect of the Merger on Shares.......................................................................... 21 Section 2.09 Treatment of Company Options and Unvested Class A Nonvoting Shares. . 22 Section 2.10 Reserved .............................................................................................................. 24 Section 2.11 Surrender and Payment ..................................................................................... 24 Section 2.12 Escrow Fund ....................................................................................................... 24 Section 2.13 Expense Fund ...................................................................................................... 24 Section 2.14 Reserved .............................................................................................................. 25 Section 2.15 Withholding Rights ............................................................................................ 25 Section 2.16 Reserved .............................................................................................................. 25 Section 2.17 Cash and Working Capital Adjustment ........................................................... 25 Section 2.18 Consideration Spreadsheet ................................................................................ 28 ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............ 28 Section 3.01 Organization and Qualification of the Acquired Companies ......................... 29 Section 3.02 Authority; Board Approval ............................................................................... 29 Section 3.03 No Conflicts; Consents ....................................................................................... 29 Section 3.04 Capitalization; Consideration Spreadsheet ..................................................... 30 Section 3.05 No Subsidiaries ................................................................................................... 31 Section 3.06 Financial Statements .......................................................................................... 31 Section 3.07 Undisclosed Liabilities ....................................................................................... 31 Section 3.08 Absence of Certain Changes, Events and Conditions ..................................... 31 Section 3.09 Material Contracts ............................................................................................. 34 Section 3.10 Real Property ...................................................................................................... 35 Section 3.11 Title to Assets; Condition and Sufficiency of Assets ....................................... 36 Section 3.12 Intellectual Property .......................................................................................... 37 Section 3.13 Data Privacy and Security. ................................................................................ 40 Section 3.14 Inventory ............................................................................................................. 40 Section 3.15 Accounts Receivable; Accounts Payable .......................................................... 41 Section 3.16 Distributors, Customers, and Suppliers ........................................................... 41 Section 3.17 Insurance ............................................................................................................. 41 Section 3.18 Legal Proceedings; Governmental Orders ....................................................... 42

ii Section 3.19 Compliance With Laws ...................................................................................... 42 Section 3.20 Permits ................................................................................................................. 43 Section 3.21 Environmental Matters ...................................................................................... 43 Section 3.22 Employee Benefit Matters ................................................................................. 44 Section 3.23 Employment Matters ......................................................................................... 48 Section 3.24 Taxes. ................................................................................................................... 49 Section 3.25 Product Regulatory Review ............................................................................... 52 Section 3.26 FCPA Compliance; No Unlawful Payments; Payment Transparency .......... 53 Section 3.27 Product Warranties ............................................................................................ 53 Section 3.28 Books and Records ............................................................................................. 53 Section 3.29 Related Party Transactions ............................................................................... 53 Section 3.30 Brokers. ............................................................................................................... 54 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB ................................................................................................................................................ 54 Section 4.01 Organization and Authority of Parent and Merger Sub ................................ 54 Section 4.02 No Conflicts; Consents ....................................................................................... 54 Section 4.03 No Prior Merger Sub Operations ..................................................................... 54 Section 4.04 Brokers ................................................................................................................ 54 Section 4.05 Legal Proceedings ............................................................................................... 55 Section 4.06 Acquisition for Investment ................................................................................ 55 Section 4.07 Independent Investigation ................................................................................. 55 ARTICLE V COVENANTS ........................................................................................................ 56 Section 5.01 Reserved .............................................................................................................. 56 Section 5.02 Public Announcements ....................................................................................... 56 Section 5.03 Termination of Company 401(k) Plan .............................................................. 56 Section 5.04 Reserved. ............................................................................................................. 56 Section 5.05 Further Assurances ............................................................................................ 56 Section 5.06 Managers’ and Officers’ Indemnification and Insurance. ............................. 56 Section 5.07 Employee Benefits .............................................................................................. 57 ARTICLE VI TAX MATTERS .................................................................................................. 58 Section 6.01 Tax Covenants .................................................................................................... 58 Section 6.02 Termination of Existing Tax Sharing Agreements .......................................... 59 Section 6.03 Certain Pre-Closing Taxes ................................................................................. 59 Section 6.04 Tax Returns......................................................................................................... 60 Section 6.05 Straddle Period ................................................................................................... 60 Section 6.06 Reserved .............................................................................................................. 61 Section 6.07 Cooperation and Exchange of Information ..................................................... 61 Section 6.08 Tax Refunds ........................................................................................................ 61 ARTICLE VII SURVIVAL; R&W INSURANCE POLICY; REIMBURSEMENT ............. 61 Section 7.01 Survival ............................................................................................................... 61 Section 7.02 R&W Insurance Policy ...................................................................................... 62

iii Section 7.03 Exclusive Remedies ............................................................................................ 63 Section 7.04 Reimbursement of Thompson Dispute Losses ................................................. 63 ARTICLE VIII MISCELLANEOUS ......................................................................................... 64 Section 8.01 Member Representative ..................................................................................... 64 Section 8.02 Expenses .............................................................................................................. 66 Section 8.03 Notices ................................................................................................................. 66 Section 8.04 Interpretation; Disclosure Schedules ................................................................ 68 Section 8.05 Headings .............................................................................................................. 68 Section 8.06 Severability.......................................................................................................... 68 Section 8.07 Entire Agreement ............................................................................................... 69 Section 8.08 Successors and Assigns ...................................................................................... 69 Section 8.09 No Third-party Beneficiaries ............................................................................ 69 Section 8.10 Amendment and Modification; Waiver ............................................................ 69 Section 8.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. ............. 70 Section 8.12 Specific Performance ......................................................................................... 70 Section 8.13 Electronic Data Room Materials ....................................................................... 70 Section 8.14 Counterparts ....................................................................................................... 71 Section 8.15 Non-Recourse ...................................................................................................... 71 Section 8.16 Conflict Waiver; Attorney-Client Privilege ..................................................... 71

AGREEMENT AND PLAN OF MERGER This Agreement and Plan of Merger (this “Agreement”), dated as of May 16, 2025 (the “Execution Date”), is entered into among Merit Medical Systems, Inc., a Utah corporation (“Parent”), Biolife Transaction Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), BIOLIFE, L.L.C., a Florida limited liability company (the “Company”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Company Securityholders (“Member Representative”). RECITALS WHEREAS, the Company is a limited liability company duly formed and validly existing under the Laws of the State of Florida; WHEREAS, following the execution of this Agreement, the Company will convert into a Delaware limited liability company (the “Conversion”) in accordance with the Laws of the State of Florida and the Delaware Limited Liability Company Act (the “DLLCA”) and after giving effect to the Conversion (but prior to the effectiveness of the Merger), the Company shall be named Biolife Delaware, L.L.C. and referred to as the “Converted LLC”; WHEREAS, Parent is a corporation duly formed and validly existing under the Laws of the State of Utah, and Merger Sub, a wholly-owned subsidiary of Parent, is a limited liability company duly formed and validly existing under the Laws of the State of Delaware; WHEREAS, following the Conversion, the parties intend that Merger Sub be merged with and into the Converted LLC, with the Converted LLC surviving the merger on the terms and subject to the conditions set forth herein (the “Merger”; and after giving effect to the Merger, the Converted LLC shall be referred to as the “Surviving LLC”); WHEREAS, the board of managers of the Company (the “Company Board”) and the board of directors or board of managers, as applicable, of each of Parent and Merger Sub have (a) determined that this Agreement and the transactions contemplated hereby, including the Conversion and the Merger, are in the best interests of their respective members or shareholders, as applicable, and (b) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; WHEREAS, the Company Board has resolved to recommend (a) the adoption and approval of this Agreement and the Conversion by the members of the Company in accordance with the Laws of the State of Florida and the DLLCA, if and as applicable, and (b) the adoption and approval of the Merger by the board of managers of the Converted LLC; and WHEREAS, Parent, as the managing member of Merger Sub, has caused Merger Sub to adopt this Agreement in accordance with the DLLCA. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

2 ARTICLE I DEFINITIONS The following terms have the meanings specified or referred to in this 0: “2024 Financial Statements” has the meaning set forth in Section 3.06. “Acquired Companies” means, (a) with respect to any period prior to the Conversion, the Company and each Subsidiary of the Company, (b) with respect to any period after the Conversion but prior to the Merger, the Converted LLC and each Subsidiary of the Converted LLC and (c) with respect to any period after the Merger, the Surviving LLC and each Subsidiary of the Surviving LLC. “Acquisition Engagement” has the meaning set forth in Section 8.16(a). “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, petition, notice of violation, proceeding, litigation, arbitration, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity. “Adjustment Release Amount” has the meaning set forth in Section 2.17(d)(iii). “Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. “Aggregate Itemized Tax Liability” means, without duplication, the sum of (a) the State Income Tax Liability, plus (b) the State Withholding Tax Liability, plus (c) the Vesting of Unvested Class A Nonvoting Shares Tax Liability, plus (d) the California Tax Liability, in each case included in items (i) through (l), respectively, of the definition of Indebtedness. “Aggregate Remaining Closing Merger Consideration” has the meaning set forth in Section 2.08(f)(i). “Agreement” has the meaning set forth in the preamble. “Ancillary Documents” means the Escrow Agreement, the Payments Administration Agreement and the Consulting Agreement. “Anti-Corruption Laws” shall mean all applicable federal, state and foreign Laws relating to the prevention or prohibition of corruption, bribery, kickbacks, conflicts of interest and off-label, false or misleading promotion, advertising or marketing of medical devices, including the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, the United States Anti-Kickback Statute, the United States Stark Law, the United States Physician Payments Sunshine Act, and implementing regulations of these acts, statutes and similar laws. “Articles of Conversion” means the articles of conversion in the form attached hereto as Exhibit A, regarding the Conversion to be filed with the Division of Corporations of the Florida Department of State. “Audited Financial Statements” has the meaning set forth in Section 3.06.

3 “Balance Sheet” has the meaning set forth in Section 3.06. “Balance Sheet Date” has the meaning set forth in Section 3.06. “Benefit Plan” has the meaning set forth in Section 3.22. “Business” means, collectively, the business of the Acquired Companies as currently conducted or proposed to be conducted, including the manufacture, sale, importation, exportation of Devices. “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Salt Lake City, Utah are authorized or required by Law to be closed for business. “California Tax Liability” means the assertion by the State of California that the Company has not paid certain liabilities related to Taxes to the State of California, including penalties and interest with respect thereto. “Cash” means all cash and cash equivalents of the Acquired Companies (on a consolidated basis) determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end. “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq. “Certificate of Conversion and Certificate of Formation” means the certificate of conversion and the certificate of formation, respectively, each in the forms attached hereto as Exhibits B-1 and B-2, regarding the formation established thereby and the Conversion to be filed with the Office of the Secretary of State of the State of Delaware. “Certificate of Merger” has the meaning set forth in Section 2.04. “Closing” has the meaning set forth in Section 2.01. “Closing Cash” has the meaning set forth in Section 2.17(b)(i). “Closing Employer Tax Amount” means the Employer Tax Amount, in the aggregate. “Closing Indebtedness” shall mean the aggregate amount of all outstanding Indebtedness of the Acquired Companies as of the Reference Time, as determined in accordance with GAAP. “Closing Indebtedness Certificate” means a certificate executed by the Chief Financial Officer of the Company certifying on behalf of the Company an itemized list of all outstanding Closing Indebtedness, and, if applicable, the Person to whom such outstanding Indebtedness is owed (including payment instructions) and an aggregate total of such outstanding Indebtedness. “Closing Merger Consideration” means (a) the Purchase Price, plus (b) the aggregate exercise price in respect of all Company Options outstanding immediately prior to the Merger Effective Time, plus (c) the amount of Estimated Cash, plus (d) the amount, if any, by which the Estimated Working Capital exceeds the Working Capital Top Collar, minus (e) the amount, if any, by which the Estimated Working Capital is less than the Working Capital Bottom Collar, minus (f) the Retention Escrow Amount, minus (g) the Post-Closing Adjustment Escrow Amount, minus (h) the Expense Fund Distribution Amount, minus (i)

4 the Estimated Transaction Expenses, minus (j) the Estimated Closing Indebtedness, minus (k) the Tax Escrow Amount, and minus (l) the Thompson Escrow Amount. “Closing Net Option Payment” has the meaning set forth in Section 2.09(a). “Closing Statement” has the meaning set forth in Section 2.17(b)(i). “Closing Transaction Expenses” has the meaning set forth in Section 2.17(b)(i). “Closing Transaction Expenses Certificate” means a certificate executed by the Chief Financial Officer of the Company, certifying the amount of Transaction Expenses remaining unpaid as of the Merger Effective Time (including an itemized list of each such unpaid Transaction Expense with a description of the nature of such expense and the Person to whom such expense is owed). “Closing Working Capital” has the meaning set forth in Section 2.17(b)(i). “Code” means the Internal Revenue Code of 1986, as amended. “Company” has the meaning set forth in the preamble. For the avoidance of doubt, references herein to the Company shall include Biolife, L.L.C., a Florida limited liability company, and any other predecessor entities of the Company. “Company Board” has the meaning set forth in the recitals. “Company Charter Documents” has the meaning set forth in Section 3.03. “Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned by the Acquired Companies. “Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, permissions and other Contracts, and all decrees, stipulations, judgments, and orders relating to Intellectual Property, the Devices, or any other product of an Acquired Company, to which any Acquired Company is a party, beneficiary or otherwise bound, including all Inbound Licenses and Outbound Licenses (including any right to receive or obligation to pay royalties or any other consideration), whether written or oral. “Company IT Systems” means all Software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT) networks and systems (including telecommunications networks and systems for voice, data and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Acquired Companies. “Company Options” (a) prior to the Conversion, means options to purchase Vested Class A Nonvoting Shares of the Company and (b) after the Conversion, means options to purchase Vested Class A Nonvoting Shares of the Converted LLC. “Company Securityholders” means, collectively, the Members (including, for the avoidance of doubt, the Vesting Class A Shareholders) and the Optionholders. “Company Securityholders’ Retention Obligation” has the meaning set forth in Section 7.02(b). “Company’s Knowledge” or any other similar knowledge qualification, means the actual knowledge of Stuart Jones, Gloria DiPuma, Tim Kelly and Tim Capp, in each case, after reasonable

5 investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of the individual’s duties in the ordinary course. “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, designs, agreements, contracts, transactions, negotiations, know-how, trade secrets, computer software, applications or systems, work-in-process, records, systems, materials, prospect information, client information, customer information, supplier information, vendor information, financial information, marketing information, pricing information, staffing and personnel information, employee lists, developments, reports, security procedures, graphics, market studies and competition information, notes, inventions, original works of authorship and discoveries of the Parent, Merger Sub or the Surviving LLC or their respective businesses or any existing or prospective client, customer, supplier or other associated third party of the Parent, Merger Sub or the Surviving LLC. Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. “Consideration Spreadsheet” has the meaning set forth in Section 2.18(a). “Consulting Agreement” means the consulting agreement among Surviving LLC, Parent, and Stuart Jones substantially in the form attached as Exhibit C. “Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral. “Conversion” has the meaning set forth in the recitals. “Converted LLC” has the meaning set forth in the recitals. “Current Assets” means accounts receivable, inventory and prepaid expenses, but excluding (a) deferred Tax assets, and (b) receivables from any of the Company’s Affiliates, directors, employees, officers or Members and any of their respective Affiliates, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end. For the avoidance of doubt, Current Assets shall not include Cash. “Current Liabilities” means accounts payable, accrued Taxes and accrued expenses, but excluding (a) deferred Tax liabilities, (b) Transaction Expenses, (c) the current portion of any Indebtedness of the Acquired Companies, and (d) payables to any of the Company’s Affiliates, managers, employees, officers or Members and any of their respective Affiliates, determined in accordance with GAAP applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of the Audited Financial Statements for the most recent fiscal year end as if such accounts were being prepared and audited as of a fiscal year end. “D&O Indemnified Liabilities” has the meaning set forth in Section 5.06. “D&O Indemnified Parties” has the meaning set forth in Section 5.06.

6 “Data Room” shall mean the electronic data room hosted by Nelson Mullins Riley & Scarborough LLP for “Biolife – Project Endoscopy” (available through the Merger Date at https://collaborate.nelsonmullins.com/). “Deficit Amount” has the meaning set forth in Section 6.03. “Devices” means any product or device the manufacture, use, offer for sale, sale, import, export or performance of which incorporates, embodies or otherwise includes any Company Intellectual Property, including the StatSeal® Device and the WoundSeal® Device, and including any products branded with a Trademark registered to the Acquired Companies. “Distributable Members” means, collectively, the holders of Distributable Shares. “Distributable Paying Agent Payments Pro Rata Percentage” means, with respect to a Distributable Member, if applicable, the percentage set forth on Exhibit D across from such Distributable Member’s name under the column “Distributable Paying Agent Payments Pro Rata Percentage”, which represents such Distributable Member’s pro rata share of the Escrow Release Amount, the Expense Fund Distribution Amount, the Adjustment Release Amount and the Tax Adjustment Amount that is released to the Paying Agent for further disbursement to the applicable Distributable Members in accordance with Section 2.12(b), Section 2.13, Section 2.17(d), or Section 6.03, respectively. “Distributable Shares” means, collectively, (i) the Vested Class A Nonvoting Shares of the Converted LLC outstanding immediately prior to the Merger Effective Time, (ii) the Vested Class A Nonvoting Shares that will be deemed to be issued in accordance with Section 2.09(b) as a result of the vesting and reclassification of Vesting Class A Nonvoting Shares, (iii) the Class B Voting Shares of the Converted LLC outstanding immediately prior to the Merger Effective Time, and (iv) the Company Options that were cancelled and converted pursuant to Section 2.09(a). “Distributable Surviving LLC Payments Pro Rata Percentage” means, with respect to a Distributable Member, if applicable, the percentage set forth on Exhibit D across from such Distributable Member’s name under the column “Distributable Surviving LLC Payments Pro Rata Percentage”, which represents such Distributable Member’s pro rata share of the Escrow Release Amount, the Expense Fund Distribution Amount, the Adjustment Release Amount and the Tax Adjustment Amount that is released to the Surviving LLC for further disbursement to the applicable Distributable Members in accordance with Section 2.12(b), Section 2.13, Section 2.17(d), or Section 6.03, respectively. “DLLCA” has the meaning set forth in the recitals. “Disclosure Schedules” means the Disclosure Schedules delivered by the Company concurrently with the execution and delivery of this Agreement. “Disputed Amounts” has the meaning set forth in Section 2.17(c)(iii). “Dollars or $” means the lawful currency of the United States. “Economic Sanctions Laws” means all United States and foreign Laws relating to economic sanctions, including, without limitation, those administered or enforced by the United States (including by OFAC or the United States Department of State), the United Nations Security Council, and the European Union. “Employer Tax Amount” with respect to (a) Closing Net Option Payment, (b) Vesting Class A Nonvoting Shares or (c) payments referenced in clause (ii) of the definition of Transaction Expenses, in

7 each case, but without duplication, the employer portion of Social Security Medicare Taxes and other employment Taxes, accrued, incurred, paid or payable by the Company, the Converted LLC, or the Surviving LLC. “Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. “Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit. “Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient or indoor air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act of 1910, as amended, 7 U.S.C. §§ 136 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. §§ 2701 et. seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq. “Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit. “Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law. “Equity Right” means any warrant, option, convertible note, acquisition right or other exercisable for, convertible into or exchangeable for Shares or any other equity securities of the Company or Converted LLC, as applicable. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

8 “ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company (or Converted LLC, after the Conversion) or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA. “Escrow Agent” means Acquiom Clearinghouse LLC, a Delaware limited liability company. “Escrow Agreement” means that certain Escrow Agreement by and among the Escrow Agent, Parent and Member Representative. “Escrow Amount” means the Retention Escrow Amount, the Post-Closing Adjustment Escrow Amount, the Tax Escrow Amount, and the Thompson Escrow Amount. “Escrow Release Amount” has the meaning set forth in Section 2.12(b). “Estimated Adjusted Purchase Price” means the Purchase Price plus (a) the amount of Estimated Cash, plus (b) the amount, if any, by which the Estimated Working Capital exceeds the Working Capital Top Collar, minus (c) the amount, if any, by which the Estimated Working Capital is less than the Working Capital Bottom Collar, minus (d) the Estimated Transaction Expenses, and minus (e) the Estimated Closing Indebtedness. “Estimated Cash” has the meaning set forth in Section 2.17(a). “Estimated Closing Indebtedness” has the meaning set forth in Section 2.17(a). “Estimated Closing Statement” has the meaning set forth in Section 2.17(a). “Estimated Transaction Expenses” has the meaning set forth in Section 2.17(a). “Estimated Working Capital” has the meaning set forth in Section 2.17(a). “Execution Date” has the meaning set forth in the preamble. “Expense Fund Distribution Amount” means $500,000. “Export-Import Laws” shall mean all applicable United States and foreign Laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations and the EU Dual Use Regulation. “False Claims Act” means the U.S. False Claims Act, as amended, and implementing regulations. “FDA” means the U.S. Food and Drug Administration. “FDC Act” means the Federal Food, Drug, and Cosmetic Act, as amended, and implementing regulations. “Final Adjusted Purchase Price” means the Purchase Price plus (a) the amount of Closing Cash, plus (b) the amount, if any, by which the Closing Working Capital exceeds the Working Capital Top Collar, minus (c) the amount, if any, by which the Closing Working Capital is less than the Working Capital Bottom Collar, minus (d) the Closing Transaction Expenses, and minus (e) the Final Closing Indebtedness. “Final Closing Indebtedness” has the meaning set forth in Section 2.17(b)(i).

9 “Financial Statements” has the meaning set forth in Section 3.06. “FIRPTA Statement” means a certificate certifying to the effect that no interest in the Company (and, after the Conversion, the Converted LLC), is a U.S. real property interest (such certificate in the form required by Treasury Regulation Section 1.897-2(h) and 1.1445-2(c)(3)). “Fraud” means fraud, under the Delaware common law. “GAAP” means United States generally accepted accounting principles in effect from time to time. “Government Contracts” has the meaning set forth in Section 3.09(a)(viii). “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction. “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. “Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls. “Healthcare Laws” means any international, federal, state, local, municipal, foreign or other statute, law, ordinance, order, ruling, judgment, rule, regulation or other requirement issued by a Governmental Authority, including, but not limited to: (i) the FDC Act, the False Claims Act, the Anti-Kickback Statute, and HIPAA/HITECH, and any equivalent or similar Law enacted in any state in the United States, and (ii) all equivalent or similar Laws in any jurisdiction applicable to the Company or any of the Company Subsidiaries. “HIPAA/HITECH” means the security and privacy standards adopted pursuant to the Health Insurance Portability and Accountability Act of 1996 and the Health Information Technology for Economic and Clinical Health Act of 2009, as amended, and implementing regulations. “Indebtedness” means, without duplication and with respect to the Acquired Companies, all (a) indebtedness for borrowed money, (b) obligations for the deferred purchase price of property or services, (c) long or short-term obligations evidenced by notes, bonds, debentures or other similar instruments, (d) obligations under any interest rate, currency swap or other hedging agreement or arrangement, (e) lease obligations required to be capitalized under GAAP (except for any obligations under that certain Lease Agreement, signed April 29, 2022, by and between the Company and Dex Imaging for the lease of copiers, which shall be treated as an operating lease and not an item of Indebtedness), (f) reimbursement obligations under any letter of credit, banker’s acceptance or similar credit transactions, in each case, solely to the extent drawn; (g) accrued vacation or bonuses payable to any employees of the Acquired Companies, (h) obligations with respect to the remaining payment for the automation equipment pursuant to that certain Proposal, dated September 29, 2023, from RND Automation & Engineering LLC to the Company, which in no event shall exceed $613,000, (i) $86,000 for potential State Income Tax Liability, (j) $32,000 for potential State Withholding Tax Liability, (k) $138,700 for potential Vesting of Unvested Class A

10 Nonvoting Shares Tax Liability, (l) $1 for the California Tax Liability, (m) guarantees made by the Acquired Companies on behalf of any third party in respect of obligations of the kind referred to in the foregoing clauses (a) through (f), and (n) any unpaid interest, prepayment penalties, premiums, costs and fees that would arise or become due as a result of the prepayment of any of the obligations referred to in the foregoing clauses (a) through (h) and clause (m); provided, however, that “Indebtedness” shall not include any Current Liabilities or Transaction Expenses. “Independent Accountant” has the meaning set forth in Section 2.17(c)(iii). “Insurance Policies” has the meaning set forth in Section 3.17. “Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and all other indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) works of authorship and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights, as well as all other content that is not protectable by copyright; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, clinical study and other data, formulae, procedures, research records, batch records, records of invention, test information, market surveys and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof (“Software”); (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights. “Intended Tax Treatment” has the meaning set forth in Section 6.01(c). “Interim Balance Sheet” has the meaning set forth in Section 3.06. “Interim Balance Sheet Date” has the meaning set forth in Section 3.06. “Interim Financial Statements” has the meaning set forth in Section 3.06. “Inventory” means the inventory of Devices and other Company products, wherever located, including raw materials, works in process, recycled materials, demo and evaluation inventory, finished products, inventoriable supplies, and non-capital spare parts, and any rights of the Company to the warranties received from suppliers and any related claims, credits, rights of recovery and set-off. “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

11 “Majority Holder” has the meaning set forth in Section 8.01(c). “Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the Business, results of operations, condition (financial or otherwise) or assets of the Acquired Companies, or (b) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Parent; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any natural or man-made disasters or acts of God; (ix) any epidemics, pandemics, or disease outbreaks or any worsening thereof; or (x) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Acquired Companies compared to other participants in the industries in which the Acquired Companies conducts the Business (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred). “Material Contracts” has the meaning set forth in Section 3.09(a). “Member Representative” has the meaning set forth in the preamble. “Members” means those Persons who hold an issued and outstanding Vested Class A Nonvoting Share, Class B Voting Share or Class C Voting Share as of immediately prior to the Merger Effective Time. “Merger” has the meaning set forth in the recitals. “Merger Consideration” means (a) the Closing Merger Consideration, plus (b) the Escrow Release Amount, if any, plus (c) the Expense Fund Distribution Amount, if any, plus (d) the Adjustment Release Amount, if any. “Merger Date” has the meaning set forth in Section 2.04. “Merger Effective Time” has the meaning set forth in Section 2.04. “Merger Sub” has the meaning set forth in the preamble. “Multiemployer Plan” has the meaning set forth in Section 3.22(b). “New LLC Agreement” means that certain limited liability company operating agreement of the Converted LLC adopted in connection with the Conversion, in the form attached hereto as Exhibit J. “Non-U.S. Benefit Plan” has the meaning set forth in Section 3.22(a).

12 “Open Source” means all Software, or other materials that are downloadable and/or distributed as “free software” (as defined by the Free Software Foundation) or “open source software” (meaning software distributed under any license approved by the Open Source Initiative as set forth at www.opensource.org) and/or conditioned on acceptance of a license agreement such as the GNU General Public License, GNU Lesser General Public License, GNU Affero General Public License, BSD License, MIT License, Common Public License or under a similar licensing or distribution model. “Option Termination Agreement” has the meaning set forth in Section 2.09(c). “Optionholders” means those Persons who held outstanding Company Options immediately prior to the Merger Effective Time. “Parent” has the meaning set forth in the preamble. “Partnership Audit Rules” has the meaning set forth in Section 6.01(d). “Paying Agent” means Acquiom Financial LLC, a Colorado limited liability company, in its capacity as payments administrator pursuant to that certain Payments Administration Agreement to be entered into at Closing by and among Parent, Member Representative and the Paying Agent. “Paying Agent Pro Rata Percentage” means 93.27443%. “Payment Processing Method” means (i) through the Surviving LLC’s payroll for employee Optionholders or Vesting Class A Shareholders or (ii) through the Surviving LLC’s standard accounts payable for non-employee Optionholder or Vesting Class A Shareholders, in each case in accordance with the Payment Processing Method for each such Optionholder and Vesting Class A Shareholder set forth on the Consideration Spreadsheet. “Payments Administration Agreement” means that certain Payments Administration Agreement by and among the Paying Agent, Parent and Member Representative. “PEO” has the meaning set forth in Section 3.22(e). “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities. “Permitted Encumbrances” means (i) liens for Taxes not yet due and payable or which are being contested in good faith in appropriate proceedings; (ii) mechanics, carriers’, workmen’s, repairmen’s or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business; or (iii) liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Business. “Per Share Adjustment Release Amount” has the meaning set forth in Section 2.08(f)(iii). “Per Share Class C Merger Consideration Amount” has the meaning set forth in Section 2.08(f)(vi). “Per Share Escrow Release Amount” has the meaning set forth in Section 2.08(f)(ii). “Per Share Expense Fund Distribution Amount” has the meaning set forth in Section 2.08(f)(iv).

13 “Per Share Remaining Closing Merger Consideration Amount” has the meaning set forth in Section 2.08(f)(v). “Per Share Tax Adjustment Amount” means, if applicable, an amount equal to (A) the Tax Adjustment Amount divided by (B) the total number of Distributable Shares. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity. “Personal Information” means the type of information regulated by Privacy Laws and collected, used, disclosed or retained by the Acquired Companies such as an individual’s name, address, age, gender, identification number, family status, citizenship, employment, assets, liabilities, source of funds, payment records, credit information, personal references and health records. “Post-Closing Adjustment” has the meaning set forth in Section 2.17(b)(ii). “Post-Closing Adjustment Escrow Amount” means $300,000. “Post-Closing Tax Period” means any taxable period beginning after the Merger Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Merger Date. “Pre-Closing Tax Period” means any taxable period ending on or before the Merger Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Merger Date. “Pre-Closing Taxes” means Taxes of the Acquired Companies for any Pre-Closing Tax Period. “Privacy Laws” means all applicable Laws of any nation in which any of the Acquired Companies operates governing the collection, use, disclosure and retention of Personal Information. “Privileged Communications” has the meaning set forth in Section 8.16(b). “Pro Rata Share” means, with respect to any Company Securityholder, such Company Securityholder’s pro rata portion of the (i) Closing Merger Consideration, (ii) any Adjustment Release Amount, (iii) any Escrow Release Amount, and (iv) any returned Expense Fund Distribution Amount. “Purchase Price” means $120,000,000. “Push-Out Election” has the meaning set forth in Section 6.01(d). “Qualified Benefit Plan” has the meaning set forth in Section 3.22(b). “R&W Insurance Policy” has the meaning set forth in Section 7.02(a). “R&W Policy Expenses” means all costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commissions, and other fees and expenses of such R&W Insurance Policy; provided, however, such costs and expenses shall not exceed $610,519.30 in the aggregate. “R&W Policy Retention Amount” shall mean the aggregate amount of retention set forth in the R&W Insurance Policy.

14 “Real Property” means the real property owned by, or leased or subleased to, the Acquired Companies, together with all buildings, structures and facilities located thereon. “Reference Time” has the meaning set forth in Section 2.04. “Refund Pro Rata Percentage” means, with respect to a Member, the percentage set forth on Exhibit E across from such Member’s name. “Registered Company Intellectual Property Rights” means all registered and pending applications to register, in any jurisdiction and with any Governmental Authority or other organization at any time, any Company Intellectual Property, including but not limited to (i) Patents; (ii) Trademarks; (iii) Copyrights; (iv) domain name registrations; (v) and branded accounts on any social media networks. “Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture). “Representative” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person. “Representative Losses” has the meaning set forth in Section 8.01(d). “Requisite Company Vote” means the affirmative vote or consent of the Members collectively holding at least ninety-five percent (95%) of the Shares entitled to vote on the Conversion. “Resolution Period” has the meaning set forth in Section 2.17(c)(ii). “Retention Escrow Amount” means $600,000. “Review Period” has the meaning set forth in Section 2.17(c)(i). “Sanctioned Country” means any country or region that is the target of comprehensive United States economic sanctions, including currently Cuba, Iran, Sudan, Syria, North Korea, and the Crimea region of Ukraine. “Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Sanctions Laws or Export-Import Laws, including: (a) any Person listed on any applicable United States or foreign sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List and the EU Consolidated List; (b) any entity that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (a); or (c) any national of a Sanctioned Country. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the regulations promulgated thereunder. “Seller Group” has the meaning set forth in Section 8.16(a). “Seller Group Law Firm” has the meaning set forth in Section 8.16(a). “Shares” means (i) the nonvoting shares of the Company (or Converted LLC, as applicable), which have been designated “Class A Nonvoting Shares” pursuant to the New LLC Agreement and consists of

15 “Vested Class A Nonvoting Shares” and “Unvested Class A Nonvoting Shares” (which, for the avoidance of doubt and in accordance with Section 2.3 of the New LLC Agreement, do not constitute actual shares of the Company (or Converted LLC, as applicable) and do not represent a present equity ownership or membership interest in the Company (or Converted LLC, as applicable) until they become Vested Class A Nonvoting Shares which, for purposes of this Agreement shall occur in accordance with Section 2.09(b) at the Merger Effective Time), and (ii) the voting shares of the Company (or Converted LLC, as applicable), which have been designated “Class B Voting Shares” and “Class C Voting Shares”, in each case pursuant to the New LLC Agreement. For purposes of this Agreement, (a) each such share of Vested Class A Nonvoting Shares is referred to as a “Vested Class A Nonvoting Share”, (b) each such share of Unvested Class A Nonvoting Shares is referred to as a “Unvested Class A Nonvoting Share”, (c) each such share of Class B Voting Shares is referred to as a “Class B Voting Share” and (d) each such share of Class C Voting Shares is referred to as a “Class C Voting Share”. “Single Employer Plan” has the meaning set forth in Section 3.22(c). “State Income Tax Liability” means state income Taxes attributable to Pre-Closing Tax Periods with respect to the States of Connecticut, Indiana, Massachusetts, New York, North Carolina, Oklahoma, Oregon and Pennsylvania. “State Withholding Tax Liability” means state withholding taxes with respect to certain personnel of the Acquired Companies traveling into other states in the course of their duties to the Acquired Companies in Pre-Closing Tax Periods. “Statement of Objections” has the meaning set forth in Section 2.17(c)(ii). “StatSeal Device” mean that certain medical device known as the StatSeal® device described in greater detail on Exhibit F attached hereto. “Stock Option Plan” means the Biolife, L.L.C. 2024 Stock Option Plan. “Straddle Period” has the meaning set forth in Section 6.05. “Subsidiaries” means, when used with respect to any party, any corporation or other organization, whether incorporated or unincorporated, a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries. “Surviving LLC” has the meaning set forth in the recitals. “Surviving LLC Pro Rata Percentage” means 6.72557%. “Tail Insurance” has the meaning set forth in Section 5.06. “Tax Adjustment Amount” has the meaning set forth in Section 6.03. “Tax Escrow Amount” means $215,000. “Tax Return” means any return, declaration, disclosure, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

16 “Tax Sharing Agreement” means any Tax indemnity, Tax allocation or Tax sharing Contract. “Taxes” means all federal, state, local and foreign taxes including income, gross receipts, sales, use, production, ad valorem, value added, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, net worth, estimated, excise, severance, environmental, stamp, occupation, alternative minimum, recapture, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, including obligations under applicable escheat or unclaimed property Laws, all taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company or any Acquired Company (or any predecessor of the Company or any Acquired Company) is or was a member on or prior to the Merger Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local law, and any and all taxes of any Person imposed on any of the Acquired Companies arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Merger Date, together with any interest, additions or penalties (whether or not disputed) with respect thereto and any interest in respect of such additions or penalties. “Thompson Dispute” means any Action brought, directly or indirectly, by or for the benefit of Mr. John Thompson relating to, arising out of, or resulting from Mr. Thompson’s failure to execute the Company’s operating agreement, as amended from time to time, or the Company’s failure to provide Mr. Thompson with a complete copy of such operating agreement. “Thompson Dispute Liabilities” means any losses, damages, liabilities, settlement, judgements, awards, penalties, fines, reasonable costs, reasonable fees or reasonable expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to reimbursement hereunder arising out of or resulting from the Thompson Dispute or any release or settlement obtained in connection therewith, in each case, to the extent actually incurred or paid. “Thompson Escrow Amount” means $1,000,000. “Thompson Escrow Release Event” has the meaning set forth in Section 2.12. “Total Class C Merger Consideration Amount” has the meaning set forth in Section 2.08(f)(vii). “Transaction Effective Time” has the meaning set forth in Section 2.01. “Transaction Expenses” means, without duplication for items included in Current Liabilities or Indebtedness, (i) all fees and expenses incurred by the Acquired Companies at or prior to the Merger Effective Time in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Documents, and the performance and consummation of the Merger and the transactions contemplated hereby and thereby, including without limitation, the R&W Policy Expenses and all fees and expenses related to the services to be provided by the Escrow Agent, (ii) all change of control, severance, bonus, stock appreciation, phantom stock, or similar payments due by any Acquired Company to any Person, and other accelerations or increases in rights or benefits of any Acquired Company employees or independent contractors (whether payable or occurring prior to, on, or after the Merger Date), under any plan, agreement, or arrangement of any Acquired Company, which obligation, in each case, arises either on or before the Merger Date or in whole or in part as a result of the consummation of the Transactions, (iii) the Company’s portion of the costs related to obtaining the Tail Insurance pursuant to Section 5.06(b), and (iv) the Closing Employer Tax Amount. “Undisputed Amounts” has the meaning set forth in Section 2.17(c)(iii). “Vesting Class A Nonvoting Share” has the meaning set forth in Section 2.09(b).

17 “Vesting Class A Share Per Share Closing Consideration” has the meaning set forth in Section 2.09(b). “Vesting Class A Shareholders” means those Persons who hold Vesting Class A Nonvoting Shares. “Vesting of Unvested Class A Nonvoting Shares Tax Liability” means any Liability for Taxes related to the potential mishandling of withholding and payroll Taxes attributable to (a) the vesting and deemed issuance of Unvested Class A Nonvoting Shares during the period commencing on January 1, 2024 and continuing until the moment immediately prior to the Merger Effective Time and (b) to the extent applicable, the failure to make proper and timely elections under Code Section 83(b) with respect to Unvested Class A Shares that were granted prior to January 1, 2024 and intended to be treated as profits interests and were purportedly converted on January 1, 2024 into the right to receive Vested Class A Nonvoting Shares upon vesting. “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses. “Working Capital” means, as of any date of determination, Current Assets minus Current Liabilities. “Working Capital Bottom Collar” means $1,396,500. “Working Capital Top Collar” means $1,543,500. “WoundSeal Device” mean that certain medical device known as the WoundSeal® device described in greater detail on Exhibit G attached hereto. ARTICLE II THE MERGER Section 2.01 The Closing. As a matter of administrative convenience to the parties and to the extent permitted under applicable Law, the closing under this Agreement (the “Closing”) shall be deemed to be effective at 12:01 a.m., Eastern Time on the Execution Date (the “Transaction Effective Time”). For the avoidance of doubt, the release of signatures to this Agreement and any document hereunder shall be consummated by remote electronic exchange thereof. Section 2.02 Closing Events; Sequencing. Following release of signatures to this Agreement, the following actions and events shall occur when and as follows: (a) On the Execution Date, the Company shall deliver to Parent a written consent of the Members comprising the Requisite Company Vote approving this Agreement and the Conversion (the “Member Consent”), and the Member Consent shall include approval of the plan of conversion in the form attached hereto as Exhibit H. (b) Promptly after the Execution Date (and in no event later than one (1) Business Day after the Execution Date), to effectuate the Conversion, the Company shall file (i) the Articles of Conversion with the Division of Corporations of the Florida Department of State and (ii) the Certificate of Conversion and the Certificate of Formation with the Office of the Secretary of State of the State of Delaware.

18 (c) Immediately after the receipt of evidence of the Conversion from each of the Division of Corporations of the Florida Department of State and the Office of the Secretary of State of the State of Delaware, the Converted LLC shall deliver to Parent a unanimous written consent of the managers of the Converted LLC approving the Merger in accordance with the New LLC Agreement (the “Manager Consent”). (d) Promptly after the date on which the filings described in Section 2.02(b) have been so filed (and in no event later than one (1) Business Day after such filing date), the Converted LLC shall prepare and file a “protective” election to be treated as a C corporation for federal (and applicable state and local) income Tax purposes by filing IRS Form 8832, with such election to be effective as of the Conversion. (e) Promptly after the receipt of evidence of the Conversion (and in no event more than one (1) Business Day after such receipt), the parties shall cause the Certificate of Merger to be filed with the Office of the Secretary of State of the State of Delaware in accordance with Section 2.04; provided, that the Certificate of Merger will be filed at least one (1) day after the effective date of the Conversion. (f) No later than one (1) Business Day after the effectiveness of the Merger, the Surviving LLC will send (i) to the former members of the Company (who were Members of the Company as of immediately prior to the Conversion) who did not consent in writing to the action or who were not entitled to vote on the action, a notice notifying them of (A) the approval of this Agreement, the Conversion, and the Merger and (B) copies of the Member Consent, the Manager Consent and this Agreement and (ii) to each Member and Vesting Class A Shareholder a copy of (or link to) the letter of transmittal. Section 2.03 Closing Deliverables. (a) Closing Deliverables of the Company. On or prior to the Execution Date (other than with respect to the certificate referenced in clause (iv) below which shall be delivered promptly after the Conversion and the Consulting Agreement in clause (xiii) below which shall be delivered promptly after the Merger Effective Time), the Company shall deliver or cause to be delivered to Parent the following: (i) resignations of the managers and officers of the Acquired Companies which shall be effective as of the Merger Effective Time; (ii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying that (A) attached thereto are true and complete copies of resolutions adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; (iii) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying that (A) attached thereto are true and complete copies of the Company Charter Documents (in effect as of the Transaction Effective Time) and (B) the names and signatures of the officers of the Company authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder;

19 (iv) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Converted LLC certifying that (A) attached thereto are true and complete copies of the New LLC Agreement, certificate of formation, or any other similar organizational documents of the Converted LLC (in effect as of the Reference Time) and (B) the names and signatures of the officers of the Converted LLC authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder; (v) a good standing certificate of the Company from the Division of Corporations of the Florida Department of State; (vi) the Closing Transaction Expenses Certificate; (vii) the Closing Indebtedness Certificate; (viii) the Consideration Spreadsheet contemplated in Section 2.18(a); (ix) the FIRPTA Statement with respect to the Company; (x) Payoff letters from each holder of Indebtedness containing an irrevocable and unconditional commitment to remove any Encumbrances on the assets of the Acquired Companies upon payment on the Merger Date of the amount set forth in such payoff letter or written evidence of the release of any Encumbrances affecting assets of the Acquired Companies; (xi) all approvals, consents, and waivers set forth on Schedule 2.03(a)(xi) attached hereto; (xii) the Escrow Agreement executed by the Member Representative and the Escrow Agent; (xiii) the Consulting Agreement executed by Stuart Jones; (xiv) the Payments Administration Agreement executed by the Member Representative and the Paying Agent; and (xv) Option Termination Agreements, duly executed by Stuart Jones, Gloria DiPuma, Tim Kelly, Tim Capp, Charles W. Entenmann, Robert Reding, Joanne Reding, and Talmadge Kelly Keene. (b) Closing Deliverables of Parent. On or prior to the Execution Date (other than with respect to the Consulting Agreement in clause (iv) below which shall be delivered promptly after the Merger Effective Time), Parent shall deliver to the Company (or such other Person as may be specified herein) the following: (i) a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each of Parent and Merger Sub certifying that (A) attached thereto are true and complete copies of resolutions adopted by the board of directors of Parent and the managing member of, and sole holder of limited liability company interest in, Merger Sub authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents to which it is a party and the consummation of the transactions contemplated

20 hereby and thereby, and (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; (ii) a certificate of the Escrow Agreement executed by Parent and the Escrow Agent; (iii) the Payments Administration Agreement executed by Parent; and (iv) the Consulting Agreement executed by the Surviving LLC and Parent. (c) Payments. Parent shall deliver the following: (i) on the Merger Date, payment to the Paying Agent, by wire transfer of immediately available funds, of an amount equal to the aggregate amount of the Closing Merger Consideration payable pursuant to Section 2.08; (ii) on the Merger Date, payment to the Surviving LLC, by wire transfer of immediately available funds, (A) an amount equal to the aggregate amount of the Closing Merger Consideration payable to the Optionholders and Vesting Class A Shareholders pursuant to Section 2.09(a) and Section 2.09(b), respectively, for further distribution to the Optionholders and Vesting Class A Shareholders in accordance with their applicable Payment Processing Method and (B) the Closing Employer Tax Amount (as set forth on the Closing Transaction Expenses Certificate); (iii) on the Merger Date, payment to third parties and to the Surviving LLC for purposes of change in control and bonus payments that fall under clause (ii) of the definition of Transaction Expenses, as applicable, by wire transfer of immediately available funds, of that amount of money due and owing from the Company to such third parties and to the Surviving LLC, as applicable, as Closing Transaction Expenses (other than the Closing Employer Tax Amount) as set forth on the Closing Transaction Expenses Certificate (for the avoidance of doubt, payments made to the Surviving LLC with respect to change in control and bonus payments pursuant to this Section 2.03(c)(iii) will be further distributed by the Surviving LLC to the applicable recipient, less any required withholding of Taxes under applicable Law, no later than the Surviving LLC’s next regularly scheduled payroll or, if applicable, pursuant to the terms of the underlying agreement thereof); and (iv) on the Merger Date, to the extent applicable, payment to third party holders of outstanding Closing Indebtedness, if any, by wire transfer of immediately available funds, of that amount of money due and owing from the Company to such holders of outstanding Closing Indebtedness as set forth on the Closing Indebtedness Certificate. Section 2.04 Merger Effective Time. Subject to the provisions of this Agreement, at the time specified in Section 2.02(d), the Converted LLC, Parent, and Merger Sub shall cause a certificate of merger in the form attached hereto as Exhibit I (the “Certificate of Merger”) to be executed, acknowledged and filed with the Office of the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DLLCA and shall make all other filings or recordings required under the DLLCA. The Merger shall become effective at the time provided for in the Certificate of Merger (the effective time of the Merger being hereinafter referred to as the “Merger Effective Time”, the day on which the Merger Effective Time occurs being hereinafter referred to as the “Merger Date”, and 12:01 a.m., Eastern Time on the Merger Date hereinafter referred to as the “Reference Time”).

21 Section 2.05 Effects of the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Merger Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Converted LLC and Merger Sub shall vest in the Surviving LLC, and all debts, liabilities, obligations, restrictions and duties of each of the Converted LLC and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving LLC. Section 2.06 Certificate of Formation; Limited Liability Company Agreement. At the Merger Effective Time, (a) the certificate of formation of the Converted LLC as in effect immediately prior to the Merger Effective Time shall be the certificate of formation of the Surviving LLC until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the Amended and Restated LLC Agreement, in the form attached hereto as Exhibit K, shall be the limited liability company operating agreement of the Surviving LLC until thereafter amended in accordance with the terms thereof, the certificate of formation of the Surviving LLC or as provided by applicable Law. Section 2.07 Managers and Officers. The managers and officers of Merger Sub, in each case, immediately prior to the Merger Effective Time shall, from and after the Merger Effective Time, be the managers and officers, respectively, of the Surviving LLC until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the New LLC Agreement and applicable law. Section 2.08 Effect of the Merger on Shares. At the Merger Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, the Converted LLC or any Member: (a) Each Vested Class A Nonvoting Share (excluding, for the avoidance of doubt, Vesting Class A Nonvoting Shares) issued and outstanding immediately prior to the Merger Effective Time (other than Cancelled Shares) shall be converted into a right to receive an amount in cash equal to: (i) the Per Share Remaining Closing Merger Consideration Amount, plus (ii) the Per Share Escrow Release Amount, if any, plus (iii) the Per Share Expense Fund Distribution Amount, if any, plus (iv) the Per Share Adjustment Release Amount, if any, plus (v) the Per Share Tax Adjustment Amount, if any. (b) Each Class B Voting Share issued and outstanding immediately prior to the Merger Effective Time (other than Cancelled Shares) shall be converted into a right to receive an amount in cash equal to: (i) the Per Share Remaining Closing Merger Consideration Amount, plus (ii) the Per Share Escrow Release Amount, if any, plus (iii) the Per Share Expense Fund Distribution Amount, if any, plus (iv) the Per Share Adjustment Release Amount, if any, plus (v) the Per Share Tax Adjustment Amount, if any. (c) Each Class C Voting Share issued and outstanding immediately prior to the Merger Effective Time (other than Cancelled Shares) shall be converted into a right to receive an amount in cash equal to the Per Share Class C Merger Consideration Amount. (d) Any Shares then held by the Acquired Companies (including any treasury shares of the Company) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor (“Cancelled Shares”), and (e) All limited liability company interests of Merger Sub then outstanding shall be converted into one (1) Class B Voting Share of the Surviving LLC held by Parent as the sole member of the Surviving LLC without any further action on the part of the Surviving LLC.

22 (f) The following defined terms used in this Section 2.08 that are not defined elsewhere in this Agreement shall have the following meanings: (i) “Aggregate Remaining Closing Merger Consideration” means an amount equal to (A) the Closing Merger Consideration, minus (B) the Total Class C Merger Consideration Amount. (ii) “Per Share Escrow Release Amount” means, if applicable, an amount equal to (A) the Escrow Release Amount, divided by (B) the total number of Distributable Shares. (iii) “Per Share Adjustment Release Amount” means, if applicable, an amount equal to (A) the Adjustment Release Amount, divided by (B) the total number of Distributable Shares. (iv) “Per Share Expense Fund Distribution Amount” means, if applicable, an amount equal to (A) the Expense Fund Distribution Amount divided by (B) the total number of Distributable Shares. (v) “Per Share Remaining Closing Merger Consideration Amount” means an amount equal to (A) the Aggregate Remaining Closing Merger Consideration, divided by (B) the total number of Distributable Shares. (vi) “Per Share Class C Merger Consideration Amount” means an amount, for each share of Class C Voting Shares outstanding immediately prior to the Merger Effective Time, equal to $100, as set forth in Section 9.15(d)(i) of the New LLC Agreement. (vii) “Total Class C Merger Consideration Amount” means an amount equal to (i) the Per Share Class C Merger Consideration Amount, multiplied by (ii) the number of shares of Class C Voting Shares outstanding immediately prior to the Merger Effective Time. Section 2.09 Treatment of Company Options and Unvested Class A Nonvoting Shares. (a) Upon the Merger Effective Time, to the extent not already vested, each outstanding Company Option shall become fully vested and exercisable in full. At the Merger Effective Time (and pursuant to action of the Company Board in accordance with the Biolife, L.L.C., 2024 Stock Option Plan), each outstanding Company Option shall be cancelled and converted into the right to receive for each Share subject to such Company Option, the sum of (i) (A) the Per Share Remaining Closing Merger Consideration Amount, minus (B) the exercise price of such Company Option (the “Closing Net Option Payment”), plus (ii) the Per Share Escrow Release Amount, if any, plus (iii) the Per Share Expense Fund Distribution Amount, if any, plus (iv) the Per Share Adjustment Release Amount, if any, plus (v) the Per Share Tax Adjustment Amount, if any. No later than the date that falls one (1) Business Day after the Surviving LLC’s receipt of the funds described in Section 2.03(c)(ii) , Parent shall cause the Surviving LLC to pay to each of the Optionholders of Company Options, in accordance with the appropriate Payment Processing Method, the applicable Closing Net Option Payment for each share underlying such Optionholder’s Company Options less any required withholding of Taxes under applicable Law. On the date on which the Per Share Escrow Release Amount, the Per Share Expense Fund Distribution Amount, the Per Share Adjustment Release Amount or the Per Share Tax Adjustment Amount are payable to the Distributable Members, Parent shall cause the Surviving LLC to, in

23 accordance with the appropriate Payment Processing Method, disburse the corresponding amounts under this Section 2.09 due to such former Optionholders of Company Options, less any required withholding of Taxes under applicable Law. (b) Upon the Merger Effective Time, each outstanding Unvested Class A Nonvoting Share (each, a “Vesting Class A Nonvoting Share”) shall be deemed to be automatically vested and reclassified as an issued Vested Class A Nonvoting Share, and each such Vested Class A Nonvoting Share so issued shall be converted into a right to receive (i) the Per Share Remaining Closing Merger Consideration Amount (for purposes of the Vesting Class A Nonvoting Shares, referred to as the “Vesting Class A Share Per Share Closing Consideration”), plus (ii) the Per Share Escrow Release Amount, if any, plus (iii) the Per Share Expense Fund Distribution Amount, if any, plus (iv) the Per Share Adjustment Release Amount, if any, plus (v) the Per Share Tax Adjustment Amount, if any. No later than the date that falls one Business Day after the Surviving LLC’s receipt of the funds described in Section 2.03(c)(ii), Parent shall cause the Surviving LLC to pay to each of the Vesting Class A Shareholders, in accordance with the appropriate Payment Processing Method, the Vesting Class A Share Per Share Closing Consideration for each Vesting Class A Nonvoting Share such Vesting Class A Shareholder holds less any required withholding of Taxes under applicable Law. On the date on which the Per Share Escrow Release Amount, the Per Share Expense Fund Distribution Amount, the Per Share Adjustment Release Amount or the Per Share Tax Adjustment Amount are payable to the Distributable Members, Parent shall cause the Surviving LLC to, in accordance with the appropriate Payment Processing Method, disburse the corresponding amounts under this Section 2.09 due to such Vesting Class A Shareholder, less any required withholding of Taxes under applicable Law. (c) Prior to the Merger Effective Time, the Company shall adopt any resolutions necessary to (i) effectuate the provisions of and the treatment of the Company Options and Unvested Class A Nonvoting Share set forth in this Section 2.09 and (ii) cause the Stock Option Plan to terminate immediately prior to the Merger Effective Time. On or prior to the Execution Date, the Company obtained from each of Stuart Jones, Gloria DiPuma, Tim Kelly, Tim Capp, Charles W. Entenmann, Robert Reding, Joanne Reding, and Talmadge Kelly Keene a duly executed option termination agreement, in a form agreed to between the Company and Parent (each, an “Option Termination Agreement”). (d) Unless otherwise provided herein, no interest shall be paid or shall accrue on any Closing Net Option Payment. Notwithstanding anything to the contrary contained in this Agreement, no payment otherwise due will be made under this Section 2.09 with respect to any Company Option or Unvested Class A Nonvoting Share after the later of (i) the fifth anniversary of the Merger Effective Time and (ii) the latest time that payment of such amounts would not result in Taxes on the Optionholder under Section 409A of the Code. Any such payment that would otherwise be paid under this Section 2.09 to an Optionholder with respect to a Company Option or Unvested Class A Nonvoting Share after such time will be reallocated to all former Members for whom payment of such amounts would not result in Taxes under Section 409A of the Code, in each case in accordance with their respective pro rata Per Share Remaining Closing Merger Consideration Amount (excluding for this purpose any Company Options, Unvested Class A Nonvoting Share or Shares held by a Person for whom payment of such amounts would result in Taxes under Section 409A of the Code). (e) For purposes of clarification, it is the intent of Parent, Merger Sub, and the Company that the inclusion of clause (b) in the definition of “Closing Merger Consideration” would not increase the actual total Merger Consideration paid hereunder by Parent (as the inclusion of such clause (b) provides for an effective allocation of the cash amount of such exercise prices

24 referenced in such clause (b) to Company Securityholders and such exercise prices referenced in such clause (b) constitutes a reduction in the amount paid to holders of Company Options in their capacities as such holders in the calculation of Closing Net Option Payment). Section 2.10 Reserved. Section 2.11 Surrender and Payment. (a) At the Merger Effective Time, all Shares (including all Vesting Class A Nonvoting Shares) shall automatically be cancelled and retired and shall cease to exist. (b) Parent shall not be liable to any holder of Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Section 2.12 Escrow Fund. (a) On the Merger Date, Parent shall deliver to the Escrow Agent the following, to be held pursuant to the terms of the Escrow Agreement: (i) the Retention Escrow Amount to be held for the purpose of securing the Company Securityholders’ Retention Obligation under Section 7.02; (ii) the Post-Closing Adjustment Escrow Amount to be held for the purpose of securing the obligations of the Company Securityholders under Section 2.17, (iii) the Tax Escrow Amount to be held for the purposes of securing the obligations of the Company Securityholders under Article VI and (iv) the Thompson Escrow Amount to be held for the purpose of securing the obligations under Section 7.04. (b) Parent and the Member Representative shall issue joint written authorization to the Escrow Agent, instructing the Escrow Agent to pay to (i) the Surviving LLC the Surviving LLC Pro Rata Percentage (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Surviving LLC Payments Pro Rata Percentage) and (ii) the Paying Agent the Paying Agent Pro Rata Percentage (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Paying Agent Payments Pro Rata Percentage) of the Retention Escrow Amount as follows: (a) on the date that is twelve (12) months following the Merger Date, an amount equal to $120,000, less the aggregate portion of the Retention Escrow Amount previously offset in accordance with Section 7.02; (b) on the date that is twelve (12) months following the Merger Date, such amounts (and to such Persons) as set forth in Section 6.03 with respect to funds held in escrow for the Tax Escrow Amount, (c) on the date that is twenty-four (24) months following the Merger Date, the remaining balance of the Retention Escrow Amount, and (d) on the earlier of (A) the date that is twenty-four (24) months following the Merger Date and (B) Mr. Thompson’s execution of a release agreement satisfactory to Parent fully and indefinitely releasing the Surviving LLC and Parent with respect to the Thompson Dispute (“Thompson Escrow Release Event”), an amount equal to the Thompson Escrow Amount, less the aggregate portion of the Thompson Escrow Amount previously offset in accordance with Section 7.04. The amount of any Retention Escrow Amount, Tax Escrow Amount, and/or Thompson Escrow Amount that is required to be released to the Surviving LLC or the Paying Agent, for further distribution to the Distributable Members, hereunder shall be referred to as the “Escrow Release Amount”. Section 2.13 Expense Fund. On the Merger Date, Parent shall deposit the Expense Fund Distribution Amount in immediately available funds with the Member Representative, to be used for paying directly or reimbursing the Member Representative for any expenses incurred by it arising from its obligations in connection with this Agreement and any related agreements. The Company Securityholders

25 will not receive any interest or earnings on the Expense Fund Distribution Amount and irrevocably transfer and assign to the Member Representative any ownership right that they may otherwise have had in any such interest or earnings. The Member Representative will hold these funds separate from its corporate funds and will not voluntarily make these funds available to its creditors in the event of bankruptcy. The Expense Fund Distribution Amount shall be retained in whole or in part by or on behalf of the Company Securityholders until such time as the Member Representative shall determine in its sole discretion, at which time the Member Representative shall promptly deliver (i) the Surviving LLC Pro Rata Percentage of the remaining Expense Fund Distribution Amount to the Surviving LLC (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Surviving LLC Payments Pro Rata Percentage) and (ii) the Paying Agent Pro Rata Percentage of the remaining Expense Fund Distribution Amount to the Paying Agent (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Paying Agent Payments Pro Rata Percentage). For tax purposes, the Expense Fund Distribution Amount will be treated as having been received and voluntarily set aside by the Distributable Members (in accordance with their Distributable Surviving LLC Payments Pro Rata Percentage and/or Distributable Paying Agent Payments Pro Rata Percentage) when funded to the Member Representative by Parent in accordance with this Agreement. Section 2.14 Reserved. Section 2.15 Withholding Rights. Each of Parent, Merger Sub and the Surviving LLC shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of Tax Law. To the extent that amounts are so deducted and withheld by Parent, Merger Sub or the Surviving LLC, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, Merger Sub or the Surviving LLC, as the case may be, made such deduction and withholding. Section 2.16 Reserved. Section 2.17 Cash and Working Capital Adjustment. (a) Prior to the Execution Date, the Company shall deliver to Parent a statement (the “Estimated Closing Statement”) setting forth a good faith calculation of: (i) the Company’s estimate of Cash as of the Reference Time (the “Estimated Cash”); (ii) the Company’s estimate of Working Capital as of the Reference Time (the “Estimated Working Capital”); (iii) the Company’s estimate of Transaction Expenses as of the Reference Time (the “Estimated Transaction Expenses”); (iv) the Company’s estimate of Closing Indebtedness (the “Estimated Closing Indebtedness”); and (v) the resulting calculation of the Estimated Adjusted Purchase Price. The Estimated Closing Statement and the determinations contained therein shall be prepared by the Company in good faith and in accordance with the definitions of Cash, Working Capital, Transaction Expenses, Indebtedness and Estimated Adjusted Purchase Price contained in this Agreement. (b) Post-Closing Adjustment. (i) Within 120 days after the Execution Date, Parent shall prepare and deliver to Member Representative a statement (the “Closing Statement”) setting forth a good faith calculation of: (i) Cash as of the Reference Time (the “Closing Cash”); (ii) Working Capital as of the Reference Time (the “Closing Working Capital”); (iii) Transaction Expenses as of the Reference Time (the “Closing Transaction Expenses”); (iv) Closing Indebtedness (the “Final Closing Indebtedness”); and (v) the resulting calculation of the

26 Final Adjusted Purchase Price. The Closing Statement and the determinations contained therein shall be prepared by Parent in good faith and in accordance with the definitions of Cash, Working Capital, Transaction Expenses, Indebtedness and Final Adjusted Purchase Price contained in this Agreement. (ii) The “Post-Closing Adjustment” shall be an amount equal the Final Adjusted Purchase Price minus the Estimated Adjusted Purchase Price. (c) Examination and Review. (i) Examination. After receipt of the Closing Statement, Member Representative shall have 30 days (the “Review Period”) to review the Closing Statement. During the Review Period, Member Representative shall have access to the relevant books and records of Parent, the personnel of, and work papers prepared by, Parent to the extent that they relate to the Closing Statement and to such historical financial information (to the extent in Parent’s possession) relating to the Closing Statement as Member Representative may reasonably request for the purpose of reviewing the Closing Statement and to prepare a Statement of Objections (defined below), provided, that such access shall be in a manner that does not interfere with the normal business operations of Parent. (ii) Objection. On or prior to the last day of the Review Period, Member Representative may object to the Closing Statement by delivering to Parent a written statement setting forth Member Representative’s objections in reasonable detail, indicating each disputed item or amount and the basis for Member Representative’s disagreement therewith (the “Statement of Objections”). If Member Representative fails to deliver the Statement of Objections before the expiration of the Review Period, the Closing Statement and the Post-Closing Adjustment, as the case may be, reflected in the Closing Statement shall be deemed to have been accepted by Member Representative. If Member Representative delivers the Statement of Objections before the expiration of the Review Period, Parent and Member Representative shall negotiate in good faith to resolve such objections within 30 days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Statement with such changes as may have been previously agreed in writing by Parent and Member Representative, shall be final and binding. (iii) Resolutions of Disputes. If Member Representative and Parent fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts” and any amounts not so disputed, the “Undisputed Amounts”) shall be submitted for resolution to the office of Grant Thornton or, if Grant Thornton is unable to serve, Parent and Member Representative shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Statement and the Statement of Objections, respectively.

27 (iv) Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by Member Representative, on the one hand, and Parent, on the other hand, based upon the percentage that the amount actually contested but not awarded to Member Representative or Parent, respectively, bears to the aggregate amount actually contested by Member Representative and Parent. (v) Determination of Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within 30 days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto. (d) Payment of Post-Closing Adjustment. (i) If the Post-Closing Adjustment is a negative number, Parent and the Member Representative shall, within three (3) Business Days after the final determination of the Post-Closing Adjustment, deliver joint written authorization to the Escrow Agent instructing the Escrow Agent to (x) pay to Parent, from the Post-Closing Adjustment Escrow Amount, the absolute value of the Post-Closing Adjustment, and (y) in the event the absolute value of the Post-Closing Adjustment is less than the Post-Closing Adjustment Escrow Amount, pay to (i) the Surviving LLC the Surviving LLC Pro Rata Percentage (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Surviving LLC Payments Pro Rata Percentage) and (ii) the Paying Agent the Paying Agent Pro Rata Percentage (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Paying Agent Payments Pro Rata Percentage) of the balance of the Post-Closing Adjustment Escrow Amount (after giving effect to the payment to Parent contemplated by clause (x)). For the avoidance of doubt, in the event the absolute value of the Post-Closing Adjustment exceeds the Post-Closing Adjustment Escrow Amount, Parent shall not be permitted to offset such excess amount from the Retention Escrow Amount and none of the Company Securityholders or the Member Representative shall have any further obligation to Parent with regard to such excess amount. (ii) If the Post-Closing Adjustment is a positive number, (x) Parent and the Member Representative shall, within three (3) Business Days after the final determination of the Post-Closing Adjustment, deliver joint written authorization to the Escrow Agent instructing the Escrow Agent to pay to (i) the Surviving LLC the Surviving LLC Pro Rata Percentage (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Surviving LLC Payments Pro Rata Percentage) and (ii) the Paying Agent the Paying Agent Pro Rata Percentage (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Paying Agent Payments Pro Rata Percentage) of the entirety of the Post-Closing Adjustment Escrow Amount and (y) Parent shall pay to (i) the Surviving LLC the Surviving LLC Pro Rata Percentage (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Surviving LLC Payments Pro Rata Percentage) and (ii) the Paying Agent the Paying Agent Pro Rata Percentage (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Paying Agent

28 Payments Pro Rata Percentage) of the Post-Closing Adjustment, by wire transfer of immediately available funds. (iii) Any Post-Closing Adjustment amount required to be distributed to the Distributable Members pursuant to Section 2.17(d) shall be referred to as the “Adjustment Release Amount”. (e) Adjustments for Tax Purposes. Any payments made pursuant to this Section 2.17 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law. Section 2.18 Consideration Spreadsheet. (a) Prior to the Execution Date, the Company shall prepare and deliver to Parent a spreadsheet (the “Consideration Spreadsheet”), certified by the chief executive officer or chief financial officer of the Company, which shall set forth, as of the Execution Date and immediately prior to the Transaction Effective Time, the following: (i) for each Company Securityholder, (A) the number and class of Shares (which, for the avoidance of doubt, shall include any Vested Class A Nonvoting Shares that will be deemed to be issued in accordance with Section 2.09(b) as a result of the vesting and reclassification of Vesting Class A Nonvoting Shares, prospectively giving effect to the Merger), (B) the number of outstanding Company Options, and the associated exercise price, in each case, as applicable to such Company Securityholder, (C) the extent to which the Surviving LLC and/or the Paying Agent will be receiving and further distributing of payments to such Company Securityholder and (D) if applicable, the appropriate Payment Processing Method; (ii) calculations of the Closing Merger Consideration, in reasonable detail; (iii) calculations of the aggregate amount of all Closing Net Option Payments, in reasonable detail; (iv) each Company Securityholder’s applicable portion of the Closing Merger Consideration; (v) each Company Securityholder’s applicable portion (on an estimated basis) of any Escrow Release Amount and Expense Fund Distribution Amount; and (vi) the Closing Employer Tax Amount. (b) The parties agree that Parent and Merger Sub shall be entitled to rely on the Consideration Spreadsheet in making payments under Article II, and Parent and Merger Sub shall not be responsible for the calculations or the determinations regarding such calculations in such Consideration Spreadsheet. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY For purposes of this Article III, as the context may require, the term “Company” shall mean the Acquired Companies and/or the Converted LLC. Except as set forth in the Disclosure Schedules, the Company represents and warrants to Parent that the statements contained in this Article III, as of the Execution Date and the Merger Date (except those representations and warranties that address matters only as of a specified date, which shall be as of that specified date), as follows:

29 Section 3.01 Organization and Qualification of the Acquired Companies. Each of the Acquired Companies is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has full limited liability company (or similar) power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.01 of the Disclosure Schedules sets forth each jurisdiction in which the Acquired Companies are licensed or qualified to do business, and the Acquired Companies are duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. Section 3.02 Authority; Board Approval. The Company has full limited liability company power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and, subject to, in the case of the consummation of the Conversion the consent of the Members of the Company to be evidenced by the Member Consent and in the case of the Merger the Manager Consent, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and any Ancillary Document to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of the Company and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Merger and the other transactions contemplated hereby and thereby, subject to, in the case of the consummation of the Conversion the consent of the Members of the Company to be evidenced by the Member Consent and in the case of the Merger the Manager Consent. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. When each Ancillary Document to which the Company is or will be a party has been duly executed and delivered by the Company (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of the Company, enforceable against it in accordance with its terms. Section 3.03 No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement and by the Company of the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, including the Merger, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the articles of organization, operating agreement, or any other similar organizational documents of the Company (“Company Charter Documents”); (ii) subject to, in the case of the consummation of the Conversion the consent of the Members of the Company to be evidenced by the Member Consent and in the case of the Merger the Manager Consent, conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Company; (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Material Contract to which the Company is a party or by which the Company is bound or to which any of its properties or assets are subject or any Permit affecting the properties, assets or Business of the Acquired Companies; or (iv) result in the creation or imposition of any Encumbrance on any property or asset of the Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, except for the filing of (i) the Articles of Conversion with the Division of Corporations of the Florida Department of State, (ii) the Certificate of Conversion and the Certificate of Formation with

30 the Office of the Secretary of State of the State of Delaware and (iii) the Certificate of Merger with the Office of the Secretary of State of the State of Delaware. Section 3.04 Capitalization; Consideration Spreadsheet. (a) Section 3.04(a) of the Disclosure Schedules set forth, as of the close of business on the date hereof, (i) the name of each Person that is the registered owner of any Shares and the class, series and number of such Shares owned by such Person, (ii) a list of all holders of outstanding Company Options, including the number of Shares subject to each such Company Option, the grant date, exercise price and vesting schedule for such Company Option, the extent to which such Company Option is vested and exercisable and the date on which such Company Option expires, and (iii) a list of all holders of outstanding Unvested Class A Nonvoting Shares, including the number of Unvested Class A Nonvoting Shares outstanding. Each Company Option and Unvested Class A Nonvoting Share was granted in material compliance with all applicable Laws and all of the terms and conditions of the Stock Option Plan pursuant to which it was issued, in each case, in effect at the time of such grant. Each Company Option was granted with an exercise price per share equal to or greater than the fair market value of the underlying shares on the date of grant and has a grant date identical to the date on which the Company Board or authorized compensation committee thereof actually awarded the Company Option. Each Company Option and Unvested Class A Nonvoting Share qualifies for the tax and accounting treatment afforded to such Company Option and Unvested Class A Nonvoting Share in the Company's tax returns and the Company's financial statements, respectively, and does not trigger any liability for the Optionholder or the holder of the Unvested Class A Nonvoting Share under Section 409A of the Code. The Company has heretofore provided or made available to Parent (or Parent's Representatives) true and complete copies of the standard form of notice of grant of incentive stock option (or non-qualified stock option, if applicable) and incentive stock option award agreement (or non-qualified stock option award agreement, if applicable), Unvested Class A Nonvoting Share award agreement and any such agreements that differ from such standard form. The Company has the right to cause (i) the Company Options to be cancelled at the Merger Effective Time and (ii) the Stock Option Plan to terminate immediately prior to the Merger Effective Time without the consent of the Optionholders. (b) (i) No subscription, warrant, option, convertible or exchangeable security, convertible note, or other Equity Right of the Company is authorized or outstanding, and (ii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset, to repurchase or redeem any securities of any the Company or to grant, extend, accelerate the vesting of, change the price of, or otherwise amend any warrant, option, convertible or exchangeable security or other such right. There are no declared or accrued unpaid dividends with respect to any Shares or any other equity security of the Company. (c) All issued and outstanding Shares have been (i) duly authorized and validly issued; (ii) not subject to any preemptive right created by statute, the Company Charter Documents or any agreement to which the Company is a party; and (iii) free of any Encumbrance created by the Acquired Companies in respect thereof (other than Encumbrances arising under applicable state and federal securities Law). All issued and outstanding Shares were issued in compliance with all applicable Laws then in effect. (d) No outstanding Share is subject to vesting or forfeiture rights or repurchase by the Company. There are no outstanding or authorized stock appreciation, dividend equivalent,

31 phantom stock, profit participation or other similar rights with respect to the Company or any of its securities. (e) All distributions, dividends, repurchases and redemptions of Company equity securities (or other equity rights) of the Acquired Companies were undertaken in compliance with the applicable charter documents then in effect, any agreement to which any Acquired Company then was a party and in compliance with all applicable Laws then in effect. (f) The Consideration Spreadsheet is accurate and complete in all respects, and the distribution of the Merger Consideration to the Company Securityholders as set forth therein is in full compliance with the Company Charter Documents in all respects. Section 3.05 No Subsidiaries. The Company does not own or control (directly or indirectly) any shares, partnership interest, joint venture interest, equity participation or other security or interest in any other Person. All of the Subsidiaries of the Company are wholly-owned and controlled by the Company. Section 3.06 Financial Statements. Complete copies of the (i) consolidated audited financial statements of the Company, consisting of the balance sheet of the Company and its consolidated Subsidiaries as at December 31 in each of the years 2022 and 2023 and the related statements of income and cash flow for the years then ended (the “Audited Financial Statements”), (ii) consolidated unaudited financial statements of the Company, consisting of the balance sheet of the Company and its consolidated Subsidiaries as at December 31, 2024 and the related statements of income and cash flow for the year then ended (the “2024 Financial Statements”), and (iii) consolidated unaudited financial statements of the Company, consisting of the balance sheet of the Company and its consolidated Subsidiaries as at March 31, 2025 and the related statements of income and cash flow for the three-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements and 2024 Financial Statements, the “Financial Statements”) have been delivered to Parent and are set forth on Section 3.06 of the Disclosure Schedules. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject, in the case of the 2024 Financial Statements and Interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements fairly present the financial condition of the Acquired Companies as of the respective dates they were prepared and the results of the operations of the Acquired Companies for the periods indicated. The balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2024 is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date” and the balance sheet of the Company and its consolidated Subsidiaries as of March 31, 2025 is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date.” The Acquired Companies maintain a system of accounting established and administered in accordance with GAAP. Section 3.07 Undisclosed Liabilities. The Acquired Companies have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount, and (c) contractual and other liabilities of a type not required to be reflected on a balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with GAAP. Section 3.08 Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to any Acquired Company, any:

32 (a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) amendment of the charter, operating agreement, or other organizational documents; (c) split, combination or reclassification of any equity securities; (d) issuance, sale or other disposition of any of any equity securities or grant of any option, warrant or other right to purchase or obtain (including upon conversion, exchange or exercise) any of its equity securities; (e) declaration or payment of any dividend or distribution on or in respect of any of its equity securities or redemption, purchase or acquisition of its equity securities; (f) material change in any method of accounting or accounting practice, except as required by GAAP or as disclosed in the notes to the Financial Statements; (g) material change in the cash management practices or its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, Inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits; (h) entry into any Contract that would constitute a Material Contract (other than in the ordinary course of business); (i) incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice; (j) other than with respect to Inventory, transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements (other than in the ordinary course of business); (k) transfer, assignment or grant of any license or sublicense of any material rights under or with respect to any Company Intellectual Property or Company IP Agreements; (l) abandonment or lapse of or failure to maintain in full force and effect any Registered Company Intellectual Property Rights, or failure to take or maintain reasonable measures to protect the confidentiality or value of any Trade Secrets included in Company Intellectual Property; (m) material damage, destruction or loss (whether or not covered by insurance) to its property; (n) capital investment in, or any loan to, any other Person; (o) acceleration, termination, material modification to or cancellation of any Material Contract to which any Acquired Company is a party or by which it is bound; (p) capital expenditure in an amount that exceeds $25,000 individually;

33 (q) imposition of any Encumbrance upon any of the Acquired Companies’ properties, equity securities or assets, tangible or intangible; (r) (i) grant of any bonus, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, managers, independent contractors or consultants, other than as provided for in any written agreements related to health and welfare plan renewals or as required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $10,000, or (iii) except as otherwise contemplated in this Agreement, action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, manager, independent contractor or consultant; (s) hiring or promoting any person as or to (as the case may be) an officer or hiring or promoting any employee below officer with an annual salary in excess of $100,000 except to fill a vacancy in the ordinary course of business; (t) except as contemplated in this Agreement, adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, manager, independent contractor or consultant, (ii) Benefit Plan, other than related to annual renewal of health and welfare plans or (iii) collective bargaining or other agreement with a union, in each case whether written or oral; (u) loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its Members or current or former directors, managers, officers and employees; (v) entry into a new line of business or abandonment or discontinuance of any existing line of business; (w) other than the Conversion and the Merger to be effected pursuant to this Agreement, adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law; (x) purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $10,000, individually (in the case of a lease, per annum) or $10,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of Inventory or supplies in the ordinary course of business consistent with past practice; (y) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or equity securities of, or by any other manner, any business or any Person or any division thereof; (z) action by any Acquired Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability of Parent or the Surviving LLC in respect of any Post-Closing Tax Period; or (aa) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

34 Section 3.09 Material Contracts. (a) Section 3.09(a) of the Disclosure Schedules lists each of the following Contracts of the Acquired Companies (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage Contracts) listed or otherwise disclosed in Section 3.10(b) of the Disclosure Schedules and all Company IP Agreements set forth in Section 3.12(c) of the Disclosure Schedules, being “Material Contracts”): (i) each Contract involving (A) any capital commitment, loan or capital expenditure in excess of $100,000, (B) expected annual amounts to be paid or received by the applicable Acquired Company in excess of $100,000, or (C) under which the Company paid or received in excess of $100,000 during the year ended December 31, 2024; (ii) all Contracts that require any Acquired Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions; (iii) all Contracts that provide for the indemnification by the Acquired Companies of any Person or the assumption of any Tax, environmental or other liability of any Person; (iv) all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock or other equity interests, sale of assets or otherwise); (v) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts, in each case, that involve annual payments to or from the applicable Acquired Company in excess of $50,000; (vi) all employment agreements that involve an annual salary in excess of $100,000 and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party; (vii) except for Contracts relating to trade receivables or trade payables in the ordinary course of business, all Contracts relating to indebtedness (including, without limitation, guarantees); (viii) all Contracts with any Governmental Authority (“Government Contracts”); (ix) all Contracts that limit or purport to limit the ability of any Acquired Company to engage in any line of business or compete with any Person, in each case in any geographic area or during any period of time; (x) any Contracts that provide for any joint venture, partnership, sharing of revenue or profits, or similar arrangements; (xi) all collective bargaining agreements or Contracts with any union;

35 (xii) all Contracts involving aggregate consideration in excess of $100,000 and continuing over a period of more than one year from the date thereof that are not terminable by any Acquired Company upon thirty (30) or fewer days’ notice without penalty; (xiii) Contracts containing any “most favored nation” or similar provision relating to the Devices or other Acquired Company products; (xiv) each settlement, conciliation or similar Contract arising out of an Action or threatened Action; and (xv) powers of attorney executed on behalf of the Acquired Companies. (b) Each Material Contract is valid and binding on the applicable Acquired Company in accordance with its terms and is in full force and effect. None of the Acquired Companies nor, to the Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. To the Company’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Parent. The copies of the Material Contracts provided to Parent reflect the terms of the agreement, and none of the terms of the Material Contracts reflected in such copies of the Material Contracts have been altered, modified or waived orally or by any course of conduct (or similar theories) of the parties thereto. Section 3.10 Real Property. (a) The Acquired Companies have good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances except for Permitted Encumbrances. (b) Section 3.10(b) of the Disclosure Schedules lists (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by an Acquired Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to owned Real Property, the Company has delivered or made available to Parent true, complete and correct copies of the deeds by which any Acquired Company acquired such Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of any Acquired Company and relating to the Real Property. None of the Acquired Companies is a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. (c) The use and operation of the Real Property in the conduct of the Business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, Permit or agreement. The Acquired Companies have in effect all Permits or agreements, easement or other rights that are necessary to Permit the current use and operation of the Real Property. None of the Acquired Companies have received (i) written notice that any Permit, agreement, easement or other

36 right that is necessary to permit the current use and operation of the buildings and improvements on the Real Property is not in full force and effect (or of any pending written threat of modification or cancellation of any of the same), or (ii) written notice of any uncured violation of any applicable Law affecting Real Property. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Acquired Companies. There are no Actions pending nor, to the Company's Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. None of the Acquired Companies have received any written notice to the effect that (i) any condemnation or rezoning proceedings are threatened with respect to the Real Property or (ii) any zoning regulation or ordinance (including with respect to parking), Board of Fire Underwriters rules, building, fire or other applicable Law has been violated (and remains in violation) for the Real Property. None of the Acquired Companies have received notice that it is in violation or default under any reciprocal easement agreement or other similar agreement affecting the Real Property or to which it is a party, except for violations or defaults that have been cured. None of the Acquired Companies have delivered a written default notice to a party under any reciprocal easement agreement or other similar agreement affecting the Real Property or to which it is a party, except for defaults that have been cured. (d) There are no unexpired option to purchase, rights of first refusal or first offer, or any other rights to purchase or otherwise acquire the Real Property or any portion thereof, and there are no other outstanding rights or agreements to enter into any Contract for sale, ground lease or letter of intent to sell or ground lease the Real Property or any portion thereof. (e) The Real Property (i) is supplied with utilities and other services as reasonably required for its continued operation as it is now being operated, (ii) is either (A) in good working order sufficient for its normal operation in the manner currently being operated and without any material structural defects other than as may be disclosed in any physical condition reports that have been made available to Parent or (B) scheduled for maintenance or repair in the ordinary course of business, and (iii) is adequate and suitable for the purposes for which it is presently being used. None of the Acquired Companies have received written notice of any structural defects relating to the Real Property. Section 3.11 Title to Assets; Condition and Sufficiency of Assets. The Acquired Companies own, lease or have a valid right to use all of the property and assets used in the Business free and clear of all Encumbrances, except for Permitted Encumbrances. With respect to the property and assets they lease, the Acquired Companies are in compliance with such leases and hold a valid leasehold interest free of any Encumbrances. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Acquired Companies are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Acquired Companies, together with all other properties and assets of the Acquired Companies, are sufficient for the continued conduct of the Acquired Companies’ business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Acquired Companies as currently conducted.

37 Section 3.12 Intellectual Property. (a) Error! Reference source not found. of the Disclosure Schedule sets forth a correct and complete list of all (i) Registered Company Intellectual Property Rights; (ii) unregistered Trademarks; (iii) material unregistered Copyrights, including Software; and (iv) all other material Intellectual Property, in each case setting forth, and for each item: the title; full legal name of the owner(s) of record; jurisdiction in which such item has been issued or registered or filed or applied for; status; registration number, serial number, or application number; and date of application, registration, or issuance, and any filing, payment, or action with a deadline that falls one hundred and eighty (180) days after the Execution Date, as applicable. The Company solely owns, and possesses all rights, titles and interests in and to all Company Intellectual Property, free and clear of all Encumbrances. (b) All of the Company Intellectual Property are subsisting, enforceable, and in full force and effect, and have not expired or been cancelled or abandoned. The Company has taken all steps to maintain its right, title and interest in and to all Company Intellectual Property as required, including paying any and all renewal and maintenance fees, annuities or other fees to any Governmental Authority or other organization in accordance with all applicable Laws. Any and all filings, submissions and responses to any Governmental Authority or other organization necessary to maintain the Company Intellectual Property have been timely made with such Governmental Authority or organization. Other than as set forth on Section 3.12(a) of the Disclosure Schedule, no payments are owed, and no filings, submissions, or responses must be made, during the period of ninety (90) days following the Execution Date for any Company Intellectual Property. No loss or expiration of any Company Intellectual Property is pending or threatened as of the Execution Date. The Company has the exclusive, unrestricted right to sue for past, present, and future infringement of Company Intellectual Property. (c) Section 3.12(b)(i) of the Disclosure Schedule sets forth a correct and complete list of the following, in each case that are licensed to or used by, but not owned by, the Acquired Companies: (1) registered Intellectual Property rights; (2) unregistered Trademarks; (3) unregistered Copyrights; and (4) any other Intellectual Property (“Third-Party Intellectual Property”). The Acquired Companies have a valid and enforceable written license to all Third-Party Intellectual Property as necessary in connection with the development, design, making, use, offer, sale, service, importation, or exportation of the Devices and any other of the Acquired Companies’ products pursuant to the Contracts set forth on Section 3.12(c)(ii)(a) of the Disclosure Schedules (the “Inbound Licenses”). Section 3.12(c)(ii)(b) of the Disclosure Schedules sets forth all Contracts granting a license to or other right in Company Intellectual Property (“Outbound Licenses”). Section 3.12(c)(ii)(c) of the Disclosure Schedules sets forth all Company IP Agreements that are not listed in Section 3.12(c)(ii)(a) of the Disclosure Schedules or Section 3.12(c)(ii)(b) of the Disclosure Schedules. Except as listed in Section 3.12(c)(ii) of the Disclosure Schedules, none of the Acquired Companies are a party to or bound by any agreement containing any covenant that: (i) limits the right of any Acquired Company, or that would limit the right of any Acquired Company after the Execution Date, to engage or compete in any line of business or to compete with any Person; (ii) grants to any Person any exclusive rights (including rights which are partially exclusive or exclusive only as to a specific territory or field) with respect to the Company Intellectual Property; or (iii) provides “most favored nations” or similar rights to any Person with respect to the Company Intellectual Property. The Company has made available to Parent true and complete copies of all Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on the applicable Acquired Company in accordance with its terms and is in full force and effect. Neither this Agreement nor the Merger will in any way terminate, give another

38 Person the right to terminate, modify the terms of a Company IP Agreement, or otherwise affect any right of the Acquired Companies under such Company IP Agreement with regard to any Third-Party Intellectual Property licensed thereunder. Each party to a Company IP Agreement is and has been in compliance with, and has not breached or defaulted under, any of such Company IP Agreement. No Company IP Agreement is subject to termination or has been threatened to be terminated. The Company does not owe any royalties, fees, honoraria, or other payment to any Person by reason of the ownership, development, modification, use, license, sublicense, sale, distribution or other disposition of the Devices or Intellectual Property rights, other than fees set forth in Section 3.12(c)(ii)(a) of the Disclosure Schedules. (d) Other than Company Intellectual Property and Third-Party Intellectual Property, the Acquired Companies have not used, utilized, or exploited any Intellectual Property rights in connection with the Business. The Company Intellectual Property and the Third-Party Intellectual Property constitute all of the Intellectual Property necessary for the conduct of Business, as is sufficient for such purpose. (e) The Acquired Companies have not licensed, agreed to license or granted any other rights in or to any Company Intellectual Property or Third-Party Intellectual Property. (f) The Acquired Companies have not, and the conduct of the Business, including the use, manufacture, development, sale, offer for sale, importation, exportation, marketing, or exploitation of the Devices, and use, exercise or exploitation of any rights in Intellectual Property by the Acquired Companies do not and will not: (i) infringe, misappropriate, dilute, or otherwise violate any Intellectual Property right of or constitute unfair competition with any third party and there is no valid basis for any such claim; (ii) none of the Acquired Companies has received notice of any allegation of any such infringement, misappropriation, dilution, unfair competition, or other violation; (iii) no investigation is pending or threatened with respect to any possible infringement, misappropriation, dilution, unfair competition, or other violation of any Intellectual Property right of any third party; and (iv) none of the Acquired Companies has requested or received any opinions of counsel related to any of the foregoing. No claim has been made, is presently pending, or is threatened, challenging the Acquired Companies’ exclusive ownership or exploitation, or the validity, enforceability, or registrability (other than actions taken by Governmental Authorities in connection with the prosecution of applications), of any Company Intellectual Property. (g) As of the date hereof, no Person is, or has been, infringing, misappropriating, diluting, unfairly competing with or otherwise violating any Company Intellectual Property. The Acquired Companies have not given notice to any third party, and no Action has been initiated, threatened, or is pending against any third party, asserting any infringement, misappropriation, dilution, unfair competition, or violation of any Company Intellectual Property. None of the Acquired Companies is subject to any claim by any other Person seeking indemnification, defense or otherwise to be held harmless. None of the Acquired Companies has agreed to indemnify, defend or otherwise hold harmless any other Person with respect to any Company Intellectual Property. (h) As of the date hereof, other than applications for Patents, Copyrights, Trademarks or other Intellectual Property listed on Error! Reference source not found. of the Disclosure Schedule, (i) there are no Actions before any Governmental Authority (including before the United States Patent and Trademark Office or Copyright Office) in any jurisdiction related to any of the Company Intellectual Property, and (ii) no Action has been initiated, has been threatened, or is pending against the Acquired Companies, and no notice by any Person has been received by any of the Acquired Companies, that challenges the validity, enforceability or use of, or any ownership or right of the Acquired Companies regarding, any Company Intellectual Property.

39 (i) Each current and former employee and contractor of the Acquired Companies involved in the invention, conception, development, creation, reduction to practice, or discovery of any Registered Company Intellectual Property Rights and material unregistered Company Intellectual Property has signed and executed a valid and enforceable assignment irrevocably transferring all rights, title, and interest of such employee or contractor in or to such Company Intellectual Property to the Acquired Companies, and has agreed to undertake in the future all steps necessary to assign all ownership and other rights in any Company Intellectual Property. The Acquired Companies have taken commercially reasonable measures to preserve and maintain the confidentiality of all Trade Secrets and other information of the Acquired Companies that is confidential, secret, or subject to any disclosure limitation. The Acquired Companies have taken commercially reasonable measures, at least consistent with industry-standard practice, to preserve and maintain the confidentiality of all Trade Secrets and other confidential information of any other Person in the possession and control of the Acquired Companies in connection with the Devices, including in compliance with all confidentiality, non-disclosure, and similar Contracts, duties, and obligations of the Acquired Companies related thereto. All Persons that have received Trade Secrets and other information of the Acquired Companies that is confidential, secret, or subject to any disclosure limitation have first entered into a written Contract with the Company to preserve and maintain the confidentiality thereof, and no Person has defaulted under or breached any such Contract. No current or former employee or contractor has any patents issued or applications pending for any device, process, design, or invention of any kind now used or needed by the Acquired Companies in furtherance of the business or any Device, which patents or applications are not part of the Company Intellectual Property. The Acquired Companies have at all times enforced a policy of requiring officers, directors, managers, employees, agents, consultants and contractors to execute proprietary information, confidentiality and assignment agreements protecting the secrecy, confidentiality and value of Trade Secrets and Confidential Information. The documentation relating to all Trade Secrets of the Acquired Companies is current, accurate and, to the Company’s Knowledge, sufficient in detail and content to identify and explain such Trade Secrets and to allow their full and proper use in the Business, including in the manufacture, exploitation, maintenance, labelling and regulatory compliance of all Devices, without reliance on the knowledge or memory of any individual. (j) Each item of Company Intellectual Property or Third-Party Intellectual Property will be owned, licensed and available for use on identical terms immediately following the consummation of the transactions contemplated hereby as such items were owned, licensed and available for use to the Acquired Companies prior to the consummation of the transactions contemplated hereby, and neither the execution, delivery and performance by the Acquired Companies nor the consummation of any transactions contemplated hereby will result in the loss or impairment of, or give rise to any right of a third party to terminate, any rights of the Acquired Companies in any Company Intellectual Property or Third-Party Intellectual Property. (k) Section 3.13(k) of the Disclosure Schedule contains a complete and accurate list of all Open Source that is incorporated into, integrated or bundled with, or otherwise used in or with Company IT Systems, identification of the applicable Open Source license and a description of the manner in which such Open Source has been used in software used by the Acquired Companies. The Acquired Companies are in compliance with each license listed in Section 3.13(k) of the Disclosure Schedule that is applicable to it. No Company IT systems have become subject to Open Source disclosure obligations that would obligate any Acquired Company to disclose, make available, offer or deliver any portion of the source code of any such software to any third party.

40 Section 3.13 Data Privacy and Security. (a) All Company IT Systems are in good working condition and are sufficient for the operation of the Acquired Companies’ business as currently conducted and as proposed to be conducted. Since January 1, 2020, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems. The Acquired Companies have taken, and required all of its vendors to take, all commercially reasonable steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and Software and hardware support arrangements. The Acquired Companies have sufficient rights to use all Company IT Systems, and all such rights will survive unchanged by the consummation of the transactions contemplated hereby. The Company IT Systems operate and perform in all material respects in accordance with their documentation and functional specifications and are sufficient and/or configurable to effectively perform all operations necessary for the current operation of the Business, and all Company IT Systems are owned or licensed under valid licenses and operated by and are under the control of the Acquired Companies. The Acquired Companies do not use, rely on or Contract with any Person to provide services bureau, outsourcing or other computer processing services to the Acquired Companies. (b) The Company IT Systems do not contain any viruses, bugs, faults or other devices or effects that (i) enable or assist any Person to access without authorization or disable or erase the Company IT Systems, or (ii) otherwise materially adversely affect the functionality of the Company IT Systems. (c) The Acquired Companies have complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of Personal Information in the conduct of the Acquired Companies’ business. The transfer of the Personal Information by the Company to Parent as a result of the Merger will comply with all Laws. Since January 1, 2020, the Acquired Companies have not (i) experienced any actual, alleged, or suspected data breach or other security incident involving Personal Information in its possession or control or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Action by any Governmental Authority or other Person concerning the Acquired Companies’ collection, use, processing, storage, transfer, or protection of Personal Information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and there are no facts or circumstances that could reasonably be expected to give rise to any such Action. Section 3.14 Inventory. All Inventory, whether or not reflected in the Interim Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All Inventory is owned by the Acquired Companies free and clear of all Encumbrances (other than Permitted Encumbrances), and no Inventory is held on a consignment basis. No Inventory is held by any bailee, warehouseman or other third party (other than Inventory in route for delivery in the ordinary course of business). The quantities of each item of Inventory (whether raw material, work in process or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies. None of the Inventory is adulterated or misbranded. All of the Inventory has been and is currently being stored in a manner consistent with past practices and otherwise in compliance with applicable requirements and Laws.

41 Section 3.15 Accounts Receivable; Accounts Payable. (a) The accounts receivable reflected on the Interim Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; and (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice or as accrued for. The allowance for credit losses shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the accounting records of the Company has been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes. (b) Since the Interim Balance Sheet Date, the Acquired Companies have satisfied, paid and discharged all of their accounts payable and other Current Liabilities in a timely manner and in accordance with their respective terms of payment, except (a) for current accounts payable which are not yet delinquent and are properly accounted for in the Financial Statements in accordance with GAAP, consistently applied and (b) accounts payable that are the subject of any bona fide dispute. Any and all such bona fide disputes that are currently unresolved are described on Section 3.15(b) of the Disclosure Schedules. Section 3.16 Distributors, Customers, and Suppliers. Section 3.16(a) of the Disclosure Schedules sets forth a list of the names of the Acquired Companies’ top ten (10) distributors, collectively, by dollar value of sales to such distributors for the fiscal year ended 2024. Section 3.16(b) of the Disclosure Schedules sets forth a list of the names of the Acquired Companies’ top ten (10) direct ship customers, collectively, each by dollar value of sales to such direct ship customers for the fiscal year ended 2024. Section 3.16(c) of the Disclosure Schedules sets forth a list of the names of the Acquired Companies’ top ten (10) suppliers, collectively, each by dollar value of net purchases from such suppliers, for the fiscal year ended 2024. Since December 31, 2024, none of the Acquired Companies have received any written notice (a) from any of the distributors listed on Section 3.16(a) of the Disclosure Schedules that any such distributor intends to stop, materially decrease the rate of, or materially change the payment, price or delivery terms with respect to distributing or purchasing any Acquired Companies products, including the Devices, (b) from any of the direct ship customers listed on Section 3.16(b) of the Disclosure Schedules that any such direct ship customer intends to stop, materially decrease the rate of, or materially change the payment, price or delivery terms with respect to, buying any Acquired Companies products, including the Devices, or (c) from any of the suppliers listed on Section 3.16(c) of the Disclosure Schedules that any such supplier intends to stop, materially decrease the rate of, or materially change the payment, price or delivery terms with respect to, supplying any Acquired Companies products, including the Devices. Since the Interim Balance Sheet Date, all purchase and sale orders and other commitments for purchases and sales made by the Acquired Companies have been made in the ordinary course of business in accordance with past practices, and no payments have been received from or made to any distributor, direct ship customer or supplier or any of the respective Representatives other than on account of the invoiced price of goods sold or supplies purchased in the ordinary course of business. Section 3.17 Insurance. Section 3.17 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers' compensation, vehicular, directors and officers' liability, fiduciary liability and other casualty and property insurance maintained by the Acquired Companies and relating to the assets, business, operations, employees, officers and managers of the Acquired Companies (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Parent. Such Insurance Policies are in full force and effect and, subject to the terms thereof, shall remain

42 in full force and effect following the consummation of the transactions contemplated by this Agreement. In the past three (3) years, none of the Acquired Companies have received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to the Merger Date, will be paid prior to the Merger Date in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Acquired Companies. All such Insurance Policies (a) are valid and binding in accordance with their terms and (b) have not been subject to any lapse in coverage. There are no claims related to the business of the Acquired Companies pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of the Acquired Companies are in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are sufficient for compliance with all applicable Laws and Contracts to which any Acquired Company is a party or by which it is bound. Section 3.18 Legal Proceedings; Governmental Orders. There are no Actions pending or, to the Company’s Knowledge, threatened (a) against the Acquired Companies or any of their Affiliates affecting any of its properties or assets including the Devices; or (b) against or by the Acquired Companies that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To the Company’s Knowledge, no event has occurred, and no condition or circumstance exists, that may directly or indirectly give rise to or serve as a basis for the commencement of any such Action. None of the Acquired Companies’ properties, assets, operations or businesses, including the Devices, is subject to any Governmental Order or any proposed Governmental Order. The foregoing sentences include, without limiting their generality, actions pending or threatened in writing against the Acquired Companies involving any of the Acquired Companies’ officers’ or employees’ (prior or present) use of any information or techniques related to the Company’s business or the Devices allegedly proprietary to such officer or employee. Section 3.19 Compliance With Laws. (a) The Acquired Companies have complied, and are currently complying, with all Laws applicable to it or its business, properties or assets, including, without limitation, the Foreign Corrupt Practices Act of 1977, U.S. Anti-Kickback Statute (42 USC § 1320a-7b(b)), Economic Sanctions Laws, and any other similar Law. (b) None of the Acquired Companies, nor any of their current or former officers, directors, managers or employees, nor any current or former Representative of the Acquired Companies, is currently, or has been: (i) a Sanctioned Person, (ii) organized or resident in a Sanctioned Country, (iii) engaged in any dealings or transactions, directly or indirectly, with any Sanctioned Person or in or with any Sanctioned Country, or (iv) otherwise in violation of applicable Economic Sanctions Laws, Export-Import Laws, or the anti-boycott Laws administered by the United States Department of Commerce, the United States Customs and Border Protection and the United States Department of Treasury’s Office of Foreign Assets Control (collectively, “Trade Control Laws”). All exports, re-exports, imports and transfers by the Company have been affected in full compliance with Export-Import Laws. None of the Acquired Companies has received from any Governmental Authority or, to the Company’s Knowledge, any other Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit, in each case concerning any actual or potential violation of any Trade Control Laws.

43 (c) None of the Acquired Companies, nor any of their current or former directors, managers, officers or employees, nor to the Company’s Knowledge, any current or former Representative acting on behalf of the Acquired Companies, (i) has made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or anything of value, directly or indirectly, to any Governmental Authority or other Person in violation of any applicable Anti-Corruption Laws, (ii) otherwise violated any applicable Anti-Corruption Laws, or (iii) engaged in off-label, false or misleading promotion, advertising or marketing of medical devices, including each Device. None of the Acquired Companies has received from any Governmental Authority or, to the Company’s Knowledge, any other Person, any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit, in each case concerning any actual or potential violation of any Trade Control Laws or Anti-Corruption Laws. (d) None of the Acquired Companies nor any of their current or former directors, managers, officers, or employees and, to the Company’s Knowledge, no current or former Representative of the Acquired Companies has been since January 1, 2022, or is currently, suspended, disqualified, debarred, convicted or excluded from participating in, or bidding on Contracts with, any Governmental Authority or private third party health care program, pursuant to the Department of Health and Human Services Office of Inspector General’s exclusion authority under 42 U.S.C. § 1320a-7(a), as implemented at 42 C.F.R. §§ 1001.101, 1001.201 or the suspension and debarment authority of the FDA under 21 U.S.C. § 335a. (e) The Conversion (including any applicable dissenter rights), will be effected in accordance with all applicable Laws, including without limitation, the Laws of the State of Florida and the DLLCA. Section 3.20 Permits. All Permits required for the Acquired Companies to conduct their business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.20 of the Disclosure Schedules lists all current Permits issued to the Acquired Companies, including the names of the Permits and their respective dates of issuance and expiration. The Acquired Companies have complied and are now complying with the terms of all Permits listed on Section 3.20 of the Disclosure Schedules. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.20 of the Disclosure Schedules. Section 3.21 Environmental Matters. (a) The Acquired Companies are currently and have been in compliance with all Environmental Laws and have not received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Execution Date. (b) The Acquired Companies have obtained and are in material compliance with all Environmental Permits (each of which is disclosed in Section 3.21(b) of the Disclosure Schedules) necessary for the ownership, lease, operation or use of the business or assets of the Acquired Companies and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by the Acquired Companies through the Execution Date in accordance with Environmental Law, and none of the Acquired Companies are aware of any condition, event or circumstance that might prevent or impede, after the Execution Date, the ownership, lease, operation or use of the business or assets of the Acquired Companies as currently carried out.

44 (c) No real property currently or formerly owned, operated or leased by the Acquired Companies is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list. (d) There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Acquired Companies or any real property currently or formerly owned, operated or leased by the Acquired Companies, and the Acquired Companies have not received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of the Acquired Companies (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, the Acquired Companies. (e) Section 3.21(e) of the Disclosure Schedules contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned or operated by the Acquired Companies. (f) Section 3.21(f) of the Disclosure Schedules contains a complete and accurate list of all off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Acquired Companies and any predecessors as to which the Acquired Companies may retain liability, and none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state list, and none of the Acquired Companies has received any Environmental Notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Acquired Companies. (g) None of the Acquired Companies has retained or assumed, by Contract or operation of Law, any liabilities or obligations of third parties under Environmental Law. (h) The Company has provided or otherwise made available to Parent and listed in Section 3.21(h) of the Disclosure Schedules: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of the Acquired Companies or any currently or formerly owned, operated or leased real property which are in the possession or control of the Acquired Companies related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes). (i) None of the Acquired Companies are aware of nor reasonably anticipates, as of the Merger Date, any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might, after the Merger Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of the Acquired Companies as currently carried out. Section 3.22 Employee Benefit Matters. (a) Section 3.22(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred

45 compensation, incentive, bonus, performance award, phantom equity, profits interest, unit award, unit option, restricted stock, stock option, stock or stock-based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Acquired Companies or the PEO for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Acquired Companies or, to the extent employed or engaged by the PEO for the benefit of any Acquired Company, the PEO or any spouse or dependent of such individual, or under which the Acquired Companies or any of its ERISA Affiliates or, to the extent of any benefits provided by the PEO on behalf of any Acquired Company, the PEO has or may have any liability, and with respect to which Parent, the Surviving LLC, or any of their respective Affiliates would reasonably be expected to have any liability, contingent or otherwise (as listed on Section 3.22(a) of the Disclosure Schedules, each, a “Benefit Plan”). The Company has separately identified in Section 3.22(a) of the Disclosure Schedules each Benefit Plan that contains a change in control provision. No Benefit Plan is maintained, sponsored, contributed to, or required to be contributed to by the Acquired Companies primarily for the benefit of employees outside of the United States (a “Non-U.S. Benefit Plan”). (b) With respect to each Benefit Plan, the Company has made available to Parent accurate, current and complete copies of each of the following, where applicable: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and Contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (iv) copies of any summary plan descriptions, summaries of material modifications, summaries of benefits and coverage, COBRA communications, employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service and any legal opinions issued thereafter with respect to such Benefit Plan’s continued qualification; (vi) in the case of any Benefit Plan for which a Form 5500 must be filed, a copy of the two most recently filed Forms 5500, with all corresponding schedules and financial statements attached; (vii) actuarial valuations and reports related to any Benefit Plans with respect to the two most recently completed plan years; (viii) the most recent nondiscrimination tests performed under the Code; and (ix) copies of material notices, letters or other correspondence from the Internal Revenue Service, U.S. Department of Labor, U.S. Department of Health and Human Services, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Benefit Plan. (c) Each Benefit Plan and any related trust (other than any multiemployer plan within the meaning of Section 3(37) of ERISA (each a “Multiemployer Plan”)) has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA, the Code and any applicable local Laws). Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and received a favorable and current determination letter from the Internal Revenue Service with respect to the most recent five year filing cycle, or with respect to a prototype or volume submitter plan, can rely on an opinion letter from the Internal Revenue Service to the

46 prototype plan or volume submitter plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan. Nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject any Acquired Company or any of their ERISA Affiliates or, with respect to any period on or after the Execution Date, Parent, the Surviving LLC, or any of their respective Affiliates, to a penalty under Section 502 of ERISA or to tax or penalty under Sections 4975 or 4980H of the Code. (d) No pension plan (other than a Multiemployer Plan) which is subject to minimum funding requirements, including any multiple employer plan, (each, a “Single Employer Plan”) in which employees of the Acquired Companies or any ERISA Affiliate participate or have participated has an “accumulated funding deficiency,” whether or not waived, or is subject to a lien for unpaid contributions under Section 303(k) of ERISA or Section 430(k) of the Code. All benefits, contributions and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP (e) None of the Acquired Companies nor any of their ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any material liability under Title I or Title IV of ERISA or related provisions of the Code or applicable local Law relating to employee benefit plans; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (iii) withdrawn from any Benefit Plan; (iv) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; (v) incurred taxes under Section 4971 of the Code with respect to any Single Employer Plan; or (vi) participated in a multiple employer welfare arrangement (MEWA) other than such MEWA listed on Section 3.22(e) of the Disclosure Schedules sponsored by the professional employer organization listed on Section 3.22(e) of the Disclosure Schedules (the “PEO”). (f) With respect to each Benefit Plan (i) no such plan is a Multiemployer Plan; (ii) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or, except for the health and welfare plan listed on Section 3.22(e) of the Disclosure Schedules sponsored by the PEO, a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (iii) no Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan; (iv) no such plan or the plan of any ERISA Affiliate maintained or contributed to within the last six (6) years is a Single Employer Plan subject to Title IV of ERISA or Section 412 of the Code; and (v) no “reportable event,” as defined in Section 4043 of ERISA, with respect to which the reporting requirement has not been waived has occurred with respect to any such plan. (g) Each Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liabilities to Parent, the Surviving LLC, the Acquired Companies or any of their respective Affiliates other than ordinary administrative expenses typically incurred in a termination event. None of the Acquired Companies or the PEO has any commitment or obligation and has not made any representations to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the transactions contemplated by this Agreement or otherwise, except for such Benefit Plan terminations contemplated under this Agreement.

47 (h) Other than as required under Sections 601 to 608 of ERISA or other applicable Law, no Benefit Plan provides post-termination or retiree health benefits to any individual for any reason, and none of the Acquired Companies, the PEO nor any of their respective ERISA Affiliates has any liability to provide post-termination or retiree health benefits to any individual or ever represented, promised or contracted to any individual that such individual would be provided with post-termination or retiree health benefits. Each Benefit Plan that is a “group health plan” within the meaning of Section 5000(b)(1) of the Code and Section 607(l) of ERISA has been administered in compliance with, and the Acquired Companies and, with respect to Benefit Plans sponsored or administered on behalf of any Acquired Company, the PEO have otherwise complied with, the requirements of (i) HIPAA and the regulations promulgated thereunder, (ii) the Consolidated Omnibus Budget Reconciliation Act of 1985 and the regulations promulgated thereunder, (iii) the Patient Protection and Affordable Care Act of 2010 and the regulations promulgated thereunder, and (iv) the Medicare Secondary Payor Provisions of Section 1862 of the Social Security Act and the regulations promulgated thereunder. The Company and, to the extent applicable, the PEO has complied with the applicable reporting requirements under Sections 6055 and 6056 of the Code. (i) There is no pending or, to the Company’s Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority. (j) There has been no amendment to, announcement by the Acquired Companies or any of their Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or collective bargaining agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year (other than on a de minimis basis) with respect to any director, officer, employee, independent contractor or consultant, as applicable, other than with respect to health and welfare plan renewals for 2025. None of the Acquired Companies, the PEO nor any of their respective Affiliates has any commitment or obligation or has made any representations to any director, officer, employee, independent contractor or consultant of the Acquired Companies, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement other than with respect to health and welfare plan renewals for 2025. (k) Each Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder. None of the Acquired Companies nor, to the extent applicable to Benefit Plans, the PEO has any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code. (l) Each individual who is classified by any Acquired Company or, to the extent applicable, the PEO as an independent contractor has been properly classified for purposes of participation and benefit accrual under each Benefit Plan. (m) Except as set forth in this Agreement or on Section 3.22(m) of the Disclosure Schedules, neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Acquired Companies to severance pay or any other payment; (ii) accelerate the time of payment,

48 funding or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Benefit Plan; (iv) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code. The Company has made available to Parent true and complete copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the transactions. Section 3.23 Employment Matters. (a) Section 3.22(e) of the Disclosure Schedules contains a complete and accurate list of all the employees and independent contractors of the Acquired Companies and, to the extent applicable to services provided to the Acquired Companies, the PEO, showing for each such service provider, as applicable, his or her (i) name, (ii) job title, (iii) primary work location (state and city), (iv) date of hire or service commencement date, (v) whether paid on a salary, hourly or other basis, (vi) current annual base salary, base wage rate or other wage, (vii) immigration status, if any, (viii) classification status under the Fair Labor Standards Act and applicable state or local Law (i.e., exempt or non-exempt), (ix) leave of absence status, if any (including, but not limited to, short- or long-term disability leave, military leave, maternity leave, family leave, and/or other administrative leave), (x) full-time or part-time status, and (xi) accrued, but unused, paid time off, sick leave and other leave. (b) Other than with respect to the Benefit Plans, none of the Acquired Companies has fixed or contingent liability or obligation to or in respect of any person now or formerly employed by any Acquired Company or, to the extent applicable to any Acquired Company, the PEO that could become a liability of Parent or the Surviving LLC. As of the Execution Date, all compensation, including wages, commissions, and bonuses payable to any and all employees, independent contractors, or consultants of the Acquired Companies or, to the extent applicable to the Acquired Companies, the PEO for services performed on or prior to the Execution Date hereof have been paid in full. The Acquired Companies are in compliance with all employment Contracts, offer letters and employment agreements that it has with any employee. The Acquired Companies have complied at all times with all applicable employment and labor Laws, including all applicable Law regarding terms and conditions of employment, health and safety, wages and hours, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), harassment, discrimination, retaliation, whistleblowing, disability rights and benefits, equal opportunity, plant closures and layoffs, employee trainings and notices, workers’ compensation, labor relations, leaves of absences, COVID-19, affirmative action and/or unemployment insurance. The Acquired Companies have not misclassified any of their personnel as non-employees or, for purposes of wage and hour Laws, as exempt employees. Each employee of the Acquired Companies is lawfully authorized and has provided appropriate documentation to work in the jurisdiction in which such employee is working. (c) None of the Acquired Companies has, in the past three (3) years, become a party to a settlement agreement resolving claims or allegations made of sexual harassment or sexual misconduct against a current executive-level employee or former executive-level employee of the Acquired Companies. (d) The Acquired Companies have not experienced or implemented a “plant closing” or “mass layoff” as defined in the WARN Act affecting any single site of employment or one or more facilities or operating units within any single site of employment of the Acquired Companies

49 during the past three (3) years. In the twelve (12) months prior to the date of this Agreement, the Acquired Companies have not carried out any “employment loss” (as such term is defined in the WARN Act), temporary layoffs, or hours or pay reductions that would, in the aggregate, require notice under the WARN Act. (e) No litigation or governmental proceeding or investigation against the Acquired Companies has occurred within the last five (5) years or is pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of the Acquired Companies, including any charge or claim relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment related matter arising under applicable Laws. (f) No employee or independent contractor of the Acquired Companies is covered by any union, collective bargaining or other similar labor agreement to which the Company or other Acquired Company is a party or otherwise subject (including any agreement with any works council, labor or trade union or other similar labor-relations entity). With respect to the Acquired Companies, there is not presently pending, existing or, to the Company’s Knowledge, threatened, (i) any strike, slowdown, picketing, or work stoppage, (ii) any application for certification of a collective bargaining agent, (iii) any material controversies or material disputes pending or to the Company’s Knowledge threatened between the Acquired Companies and any of their employees, or (iv) any material claims, material litigation or material disputes by a works council or other employee representative body, or an applicable Governmental Authority against the Acquired Companies. (g) Regarding each Government Contract, the Acquired Companies are and have been in compliance in all material respects with Section 503 of the Rehabilitation Act of 1973 (“Section 503”), the Vietnam Era Veterans’ Readjustment Assistance Act of 1974 (“VEVRAA”), and Executive Order 13706 (Establishing Paid Sick Leave for Federal Contractors), each including all implementing regulations. None of the Acquired Companies are, and have not been for the past five (5) years, the subject of any audit, investigation or enforcement action by any Governmental Authority in connection with any Government Contract or related compliance with Section 503, VEVRAA or E.O. 13706. None of the Acquired Companies have been debarred, suspended or otherwise made ineligible from doing business with the United States government or any government contractor. The Acquired Companies and, to the extent applicable to the Acquired Companies, the PEO are in compliance with and has complied with all immigration Laws, including any applicable mandatory E-Verify obligation. Section 3.24 Taxes. (a) All Tax Returns required to be filed on or before the Execution Date by the Acquired Companies have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by the Acquired Companies (whether or not shown on any Tax Return) have been, or will be, timely paid. (b) The Acquired Companies have withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent

50 contractor, creditor, customer, shareholder or other party, and have complied with all information reporting and backup withholding provisions of applicable Law. (c) No claim has been made by any taxing authority in any jurisdiction where the Acquired Companies do not file Tax Returns that any Acquired Company is, or may be, subject to Tax by that jurisdiction. (d) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of any Acquired Company. (e) The amount of the Company’s liability for unpaid Taxes for all periods ending on or before the Balance Sheet Date does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Company’s liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years). (f) Section 3.24(f) of the Disclosure Schedules sets forth: (i) any Tax audits of the Acquired Companies by the taxing authorities initiated or completed since January 1, 2019; and (ii) any Tax audits of the Acquired Companies by taxing authorities presently being conducted. (g) All Tax deficiencies asserted, or assessments made, against the Acquired Companies as a result of any examinations by any taxing authority have been fully paid. (h) No Acquired Company is a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority against any Acquired Company. (i) The Company has delivered to Parent copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2019. (j) There are no Encumbrances for Taxes upon the assets of the Acquired Companies (except where such Encumbrance arises as a matter of law prior to the due date for paying the related Taxes). (k) No Acquired Company is a party to, or bound by, any Tax Sharing Agreement. (l) No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Taxes of any Acquired Company. (m) Each Acquired Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. No Acquired Company has any liability for Taxes of any Person (other than the Acquired Companies) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise.

51 (n) The Company will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any Post-Closing Tax Period taxable period or portion thereof ending after the Execution Date as a result of: (i) any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Execution Date; (ii) an installment sale or open transaction occurring on or prior to the Execution Date; (iii) a prepaid amount received on or before the Execution Date; (iv) any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law; (v) any election under Section 108(i) of the Code; (vi) the long-term contract method of accounting; or (vii) any intercompany transactions or any excess loss account described in Section 1.1502-19 of the Treasury Regulations (or any similar provision of state, local or foreign Law). (o) The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period in Section 897(c)(1)(a) of the Code. (p) The Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code. (q) Each Acquired Company is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b). (r) There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign Law). (s) Section 3.24(s) of the Disclosure Schedules sets forth all foreign jurisdictions in which any Acquired Company is subject to Tax, is engaged in business or has a permanent establishment. The Company has not entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. The Company has not transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code. (t) No property owned by the Company is (i) required to be treated as being owned by another Person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.

52 (u) Since January 1, 2024, the Company has been properly treated as a “C corporation” for federal (and, where applicable, state and local) income Tax purposes within the meaning of Section 1361(a)(2) of the Code. Prior to January 1, 2024, the Company was properly treated as a “partnership” for federal (and, where applicable, state and local) income Tax purposes within the meaning of the Code. Except as provided in this Section 3.24(u), since its formation, each Subsidiary of the Company has been properly treated as either a regarded corporation or a “disregarded entity separate from its owner” in accordance with Treasury Regulations Section 301.7701-3(b)(1)(ii). Biosearch, LLC, a former Subsidiary of the Company, was properly treated as a “partnership” for federal (and, where applicable, state and local) income Tax purposes within the meaning of the Code until its dissolution on August 31, 2022. Further, Biolife Management Services, LLC is currently classified, and has since January 1, 2025, been properly classified as a “disregarded entity separate from its owner” in accordance with Treasury Regulations Section 301.7701-3(b)(1)(ii). Biolife Management, LLLP converted to a limited liability company and changed its name to Biolife Management Services, LLC effective January 1, 2025. Prior to such date, Biolife Management, LLLP was since its formation properly treated as a “partnership” for federal (and, where applicable, state and local) income Tax purposes within the meaning of the Code. Section 3.25 Product Regulatory Review. (a) With respect to each of the products of the Acquired Companies, including each Device and those products currently under research and/or development by the Acquired Companies, all such products are being researched, developed, manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable Healthcare Laws relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, promotion, record keeping, filing of reports and security. (b) None of the Acquired Companies has received any notice or other communication from the FDA or any other federal, state or foreign Governmental Authority (i) contesting the premarket approval of, the uses of or the labeling and promotion of any such product or (ii) otherwise alleging any violation by any of the Acquired Companies of any Law, regulation or other legal provision applicable to any such product. (c) None of the Acquired Companies, nor any officer, employee or agent of the Acquired Companies, has made an untrue statement of a material fact or fraudulent statement to the FDA or other federal, state or foreign Governmental Authority performing similar functions or failed to disclose a material fact required to be disclosed to the FDA or such other federal, state or foreign Governmental Authority. (d) Except as set forth in Section 3.25(d) of the Disclosure Schedules, none of the Acquired Companies has applied for or requires any approval, clearance, authorization, license or registration required by the U.S. Federal Government or other Governmental Authority to permit the activities (including pre-clinical testing) undertaken by the Company to date (the “Activities to Date”) in any jurisdiction where the Acquired Companies currently conduct or in the past conducted such activities. The Acquired Companies are in compliance with all applicable Laws, rules and regulations pertaining to the Activities to Date. (e) The studies, non-clinical laboratory studies, tests, preclinical trials, and clinical trials conducted by or on behalf of, or (if applicable) sponsored by, the Acquired Companies were and, to the extent still pending, are being, conducted in accordance with experimental protocols, procedures and controls pursuant to, where applicable, standard medical and accepted professional scientific research procedures and standards and the requirements of the FDA and all applicable

53 Governmental Authorities. None of the Acquired Companies has received any notice or correspondence from the FDA or any other Governmental Authority exercising comparable authority requiring or requesting the termination, suspension or material modification of any such study, test or trial. To the Company’s Knowledge, there is no study or test prepared or conducted by or on behalf of the Company the results of which are inconsistent with or otherwise call into question the results of the tests referenced in the aforementioned portions of this Section 3.25(e). The Acquired Companies have operated and currently are in compliance with all applicable rules and regulations of the FDA and all other applicable Governmental Authorities, and the Acquired Companies have not received any notice or other correspondence from the FDA or any other Governmental Authority requiring the termination, suspension or modification of any of the above referenced feasibility, preclinical or clinical studies or tests. Section 3.26 FCPA Compliance; No Unlawful Payments; Payment Transparency. None of the Acquired Companies nor any director, officer, agent, employee or affiliate or any other Person acting on behalf of the Acquired Companies has (i) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or the U.S. Anti-Kickback Statute (42 USC § 1320a-7b(b)) or any other similar Law; (ii) taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA); (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person, private or public, regardless of what form, whether in money, property, or services; or (iv) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; and the Acquired Companies have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with applicable Anti-Corruption Laws and with the representations and warranties contained herein. The Acquired Companies have been, and currently are, in material compliance with the applicable “sunshine provisions” of the Patient Protection and Affordable Health Care Act, and with applicable, territorial equivalent payment transparency Laws issued, enacted or promulgated by any Governmental Authority. Section 3.27 Product Warranties. The Devices and other Company products comply with each applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Device or other Acquired Companies product. The Company has provided Parent a complete and accurate listing of all product warranty claims in excess of $10,000 relating to the Devices and other Acquired Companies products received by the Acquired Companies since January 1, 2020, including a listing of the resolution of such product warranty claims. Section 3.28 Books and Records. The minute books and stock record books of the Acquired Companies, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Acquired Companies contain accurate and complete records of all meetings, and actions taken by written consent of, the equityholders, the Company Board and any committees of the Company Board. Upon the Merger, all of those books and records will be in the possession of the Surviving LLC. Section 3.29 Related Party Transactions. No officer or director of the Acquired Companies or any Person owning 5% or more of the Shares (or any of such Person's immediate family members or Affiliates or associates) is a party to any Contract with or binding upon the Acquired Companies or any of its assets, rights or properties or has any interest in any assets, rights, or properties owned or used by the Acquired Companies or has engaged in any transaction with respect to any of the foregoing within the twelve (12) month period prior to the date of this Agreement.

54 Section 3.30 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of the Acquired Companies. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB Parent and Merger Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct as of the date hereof. Section 4.01 Organization and Authority of Parent and Merger Sub. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub has full corporate power and authority to enter into and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and any Ancillary Document to which they are a party and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Merger and the other transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Parent and Merger Sub, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms. When each Ancillary Document to which Parent or Merger Sub is or will be a party has been duly executed and delivered by Parent or Merger Sub (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Parent or Merger Sub enforceable against it in accordance with its terms. Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Ancillary Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, bylaws or other organizational documents of Parent or Merger Sub; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Parent or Merger Sub; or (c) require the consent, notice or other action by any Person under any Contract to which Parent or Merger Sub is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, except for the filing of the Certificate of Merger with the Secretary of State of Delaware. Section 4.03 No Prior Merger Sub Operations. Merger Sub was formed solely for the purpose of effecting the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. Section 4.04 Brokers. Except with respect to Piper Sandler & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Parent or Merger Sub.

55 Section 4.05 Legal Proceedings. There are no Actions pending or, to Parent's or Merger Sub's knowledge, threatened against or by Parent, Merger Sub or any of their respective Affiliates that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action. Section 4.06 Acquisition for Investment. Each of Parent and Merger Sub hereby acknowledges that the equity securities of the Company are not registered under the Securities Act or registered or qualified for sale under any applicable securities Laws of the United States or any other country or any state or province of the United States or any other country and cannot be resold without registration thereunder or exemption therefrom. Parent and/or Merger Sub is acquiring the equity securities in the Company for its own account as principal, for investment purposes and has no present intention to dispose of such equity securities, in whole or in part, or of any interest in the such equity securities to any other Person whether by public distribution or otherwise except in a transaction in compliance with the Securities Act and other applicable Law. Each of Parent and Merger Sub has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the equity securities of the Company and has the ability to bear the economic risks of such investment. Section 4.07 Independent Investigation. In entering into this Agreement and each of the Ancillary Documents to which it is a party, each of Parent and Merger Sub has relied solely upon its own investigation and analysis, and each of Parent and Merger Sub acknowledges and agrees (a) that, except for the specific representations and warranties of the Company contained in Article III of this Agreement (including any that are subject to the Disclosure Schedule) and in any Ancillary Document, none of the Company, the Members or any of their Affiliates or any of their respective Representatives makes or has made any representation or warranty, either express or implied, with respect to the Acquired Companies or their respective businesses, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided (including in any management presentations, information or descriptive memorandum, the Data Room, supplemental information or other materials or information with respect to any of the above) or otherwise made available to Parent, Merger Sub or any of their respective Affiliates or Representatives and (b) that, to the fullest extent permitted by applicable Law, none of the Acquired Companies, the Members or their respective Affiliates or any of their respective Representatives shall have any liability or responsibility whatsoever to Parent or Merger Sub, or their respective Affiliates or Representatives, on any basis (including in contract or tort, at law or in equity, under federal or state securities Laws or otherwise) based upon any information provided or made available, or statements made (or any omissions therefrom), to Parent or Merger Sub, or their respective Affiliates or Representatives, except as and only to the extent expressly set forth in this Agreement and in any Ancillary Agreement. Each of Parent and Merger Sub acknowledges and agrees that it has been furnished with, or given adequate access to, all information and materials relating to the Acquired Companies and the Members that it has requested and Representatives of the Acquired Companies have answered all inquiries that Parent or Merger Sub has made of them concerning the Acquired Companies. Notwithstanding the foregoing or anything to the contrary set forth herein, the foregoing shall not apply in the event of Fraud.

56 ARTICLE V COVENANTS Section 5.01 Reserved. Section 5.02 Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Parent and the Company; provided, however, that Parent may issue any press release, make any public announcement or file any document, report or application with any Governmental Authority or other Person as and to the extent required (as determined in the reasonable discretion of Parent or its legal counsel) under applicable Laws. Section 5.03 Termination of Company 401(k) Plan. As of the Execution Date, the Company (and, for the avoidance of doubt, the Converted LLC, as the successor to the Company) shall cause the Manager of Biolife Management Services, LLC (the plan sponsor of the Biolife 401(k) Plan) to adopt resolutions and authorize appropriate amendments to the Biolife 401(k) plan, in form reasonably acceptable to Parent, terminating that plan effective as of the Execution Date, with the 401(k) plan’s assets to be distributed and its affairs wound-up by the Company following the termination date of such plan. Immediately following the Transaction Effective Time, Parent shall use commercially reasonable efforts to cause the employees of the Acquired Companies immediately prior to the Transaction Effective Time to be eligible (subject to such employee’s continued employment with the Acquired Companies after the Transaction Effective Time) to participate in a tax-qualified 401(k) profit sharing plan providing benefits that are equivalent to the benefits provided to participants under Parent’s 401(k) plan immediately prior to the Transaction Effective Time. Parent shall use commercially reasonable efforts to cause such post-Closing 401(k) profit sharing plan to accept direct rollover contributions (including outstanding plan loans) from the Biolife 401(k) plan. Section 5.04 Reserved. Section 5.05 Further Assurances. At and after the Merger Effective Time, the officers and managers of the Surviving LLC shall be authorized to execute and deliver, in the name and behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving LLC any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving LLC as a result of, or in connection with, the Merger. Section 5.06 Managers’ and Officers’ Indemnification and Insurance. (a) Parent agrees that all rights to indemnification, advancement of expenses and exculpation by the Acquired Companies, as applicable, now existing, or existing immediately prior to the Merger Effective Time, in favor of each Person who is as of the date hereof, or has been at any time prior to the date hereof or who becomes prior to the Merger Effective Time, an officer or manager of any of the Acquired Companies (the “D&O Indemnified Parties”) against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) arising out of or relating to any threatened or actual claim, Action or investigation based in whole or in part on or arising out of or relating in whole or in part to the fact that such Person is or was an officer or manager of an Acquired Company or any of its predecessors whether pertaining to any matter existing or occurring at or prior to the Merger Effective Time and whether asserted or claimed prior to, or at or after, the Merger Effective Time (the “D&O Indemnified Liabilities”), including all D&O Indemnified Liabilities based in

57 whole or in part on, or arising in whole or in part out of, or relating to, this Agreement or the transactions contemplated hereby, in each case to the fullest extent provided in the applicable Acquired Company’s organizational documents as of the date hereof, or, if applicable, as in effect immediately prior to the Merger Effective Time. Any D&O Indemnified Party wishing to claim indemnification under this Section 5.06 shall notify Parent upon learning of any such claim, Action or investigation (but the failure to so notify shall not relieve a party from any liability which it may have under this Section 5.06 except to the extent such failure prejudices such party). The parties hereto agree that all rights to indemnification hereunder, including provisions relating to advances of expenses incurred in defense of any such action or suit, existing in favor of the D&O Indemnified Parties with respect to matters occurring through the Merger Effective Time shall continue in full force and effect for a period of not less than six (6) years from the Merger Effective Time; provided, however, that all rights to indemnification in respect of any D&O Indemnified Liabilities asserted or made within such period shall continue until the disposition of such D&O Indemnified Liabilities. (b) The Acquired Companies shall, and Parent shall cause the Acquired Companies to obtain as of the Merger Effective Time “tail” insurance policies for the cyber insurance, product liability insurance, employment practices liability insurance, and directors’ and officers’ liability insurance policies maintained by the Acquired Companies immediately prior to the Merger Effective Time (the “Tail Insurance”) with a claims period of six (6) years from the Merger Effective Time with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the D&O Indemnified Parties when compared to the insurance maintained by the Acquired Companies as of immediately prior to the Merger Effective Time, with respect to claims arising out of or relating to events which occurred on or prior to the Merger Effective Time (including in connection with the transactions contemplated by this Agreement). The cost of the Tail Insurance will be split equally between the Company and Parent, with the Company’s portion of such cost being treated as a Transaction Expense. Parent will cause the Acquired Companies (and their successors) to maintain the Tail Insurance and not take any action to amend, modify or terminate the Tail Insurance during the term thereof without the prior written consent of the officers and managers covered by the Tail Insurance. (c) The obligations of Parent and the Acquired Companies under this Section 5.06 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party to whom this Section 5.06 applies without the consent of such affected D&O Indemnified Party (it being expressly agreed that the D&O Indemnified Parties to whom this Section 5.06 applies shall be third-party beneficiaries of this Section 5.06, each of whom may enforce the provisions of this Section 5.06). (d) Following the Merger Effective Time, in the event Parent, the Acquired Companies or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the such Acquired Company, as the case may be, shall assume all of the obligations set forth in this Section 5.06. Section 5.07 Employee Benefits. Employees of the Acquired Companies who remain employed as of the Merger Effective Time will continue to be entitled to receive salary and benefits that are substantially equivalent to the salary and benefits provided to such employees immediately prior to the Merger Effective Time and shall receive not less than such salary and benefits for employment through December 31, 2025. For purposes of vesting, eligibility to participate, accrued benefits and level of benefits

58 under the employee benefit plans of Parent and its Affiliates, providing benefits after the Merger Effective Time, each employee employed by the Acquired Companies immediately prior to the Merger Effective Time shall be credited with his or her years of service with the Acquired Companies and its predecessors before the Merger Effective Time, to the same extent as such employee was entitled, before the Merger Effective Time, to credit for such service under any similar Benefit Plan in which such employee participated or was eligible to participate immediately prior to the Merger Effective Time, provided that the foregoing shall not apply (i) with respect to any frozen or grandfathered plan, (ii) with respect to benefit accruals (including “compensation credits”) under any defined benefit or “cash balance” pension plan, (iii) to the extent that its application would result in a duplication of benefits, or (iv) to the extent it would not be allowed under applicable law. With respect to paid time off benefits, all employees of the Acquired Companies immediately prior to the Merger Effective Time shall continue to be credited, post- Merger Effective Time, with all vacation, sick leave, paid time off and personal holiday pay that each such employee is entitled to use but has not used as of the Merger Effective Time under the Benefit Plans of the Acquired Companies. Following the Merger Effective Time, in the event that Parent causes the Surviving LLC to terminate the employment of any employee that was an employee of an Acquired Company immediately prior to Merger Effective Time, then Parent shall also cause the Surviving LLC to pay such terminated employee a severance payment equal to three (3) months of such employees annualized salary (for the avoidance of doubt, such items shall not to be factored into the calculation of Working Capital nor treated as a Transaction Expense or item of Closing Indebtedness). No provision of this Error! Reference source not found. shall create any third party beneficiary or other rights in any employee or former employee of the Acquired Companies in respect of continued or resumed employment in the Acquired Companies, or with Parent, and no provision of this Error! Reference source not found. shall create any rights in any such persons in respect of any benefits that may be provided under any plan or arrangement which may be established by Parent. Nothing contained herein shall be construed as requiring the Acquired Companies, Parent, or any of their respective affiliates to continue any specific Benefit Plan. The provisions of this Error! Reference source not found. are for the sole benefit of the Parent and the Company and nothing in this Error! Reference source not found., expressed or implied, is intended or shall be construed to constitute an amendment of any Benefit Plan or any similar benefit plan of Parent (or an undertaking to amend any such plan) or other compensation and benefits plan maintained for or provided to employees, prior to, on or following the Closing. Nothing in this Agreement shall require Parent, the Acquired Companies, or any of their affiliates, to employ any employees or former employees of the Company on anything other than an at-will basis, terminable at any time with or without cause. ARTICLE VI TAX MATTERS Section 6.01 Tax Covenants. (a) Without the prior written consent of Parent, prior to the Merger Effective Time, the Company (and, for the avoidance of doubt, the Converted LLC) shall not make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, or knowingly omit to take any action or enter into any other transaction that likely would have the effect of increasing the Tax liability of Parent or the Surviving LLC in respect of any Post-Closing Tax Period other than elections made and actions taken that are consistent with the past Tax accounting and reporting practices of the Company. (b) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (including any real property transfer Tax and any other similar Tax) shall be borne 50% by Parent and 50% by the Company Securityholders and paid by each such party when due. The party required under applicable Law to do so shall timely file any

59 Tax Return or other document with respect to such Taxes or fees (and the other party or parties shall cooperate with respect thereto as reasonably necessary). (c) The parties acknowledge and agree that (i) the Conversion is intended to constitute a “reorganization” within the meaning of Code Section 368(a)(1)(F) and (ii) the Merger is intended to be treated for federal (and applicable state and local) income Tax purposes as a taxable sale of Company shares by the Members to Parent (the “Intended Tax Treatment”) and the parties further agree to file their respective Tax Returns in a manner consistent with the Intended Tax Treatment. (d) With respect to any Pre-Closing Tax Period or the portion through the Merger Date of any Straddle Period of the Company to which the Partnership Audit Rules apply, notwithstanding anything herein to the contrary, the Company shall make the election under Section 6226(a) of the Code with respect to the alternative payment of imputed underpayments of the Company, and any corresponding election under state or local Law (the “Push-Out Election”), and the Member Representative and any other Person otherwise authorized to act on behalf of the Company for Tax purposes shall, and shall cause their respective Affiliates to, cooperate in making such election. The parties hereto agree and acknowledge that Parent may make the Push-Out Election on behalf of the Company and may take all other actions as necessary, including amending Tax Returns to reflect the Push-Out Election. “Partnership Audit Rules” means Sections 6221 through 6241 of the Code, as amended, together with any regulations and guidance issued thereunder, or successor provisions, and any similar provisions of state or local tax Laws. Section 6.02 Termination of Existing Tax Sharing Agreements. Any and all existing Tax Sharing Agreements binding upon the Company shall be terminated as of the Execution Date. After such date the Company shall not have any further rights or liabilities thereunder. Section 6.03 Certain Pre-Closing Taxes. The parties hereto acknowledge and agree that the amounts set forth in items (i), (j), (k), and (l) in the definition of Indebtedness are estimates. To the extent that, on the one hand, on or prior to the one (1) year anniversary of the Merger Date, the Surviving LLC has not actually paid, in the aggregate, the full amount of the Aggregate Itemized Tax Liability (which, for the avoidance of doubt, is $256,701) in respect of the State Income Tax Liability, the State Withholding Tax Liability, the Vesting of Unvested Class A Nonvoting Shares Tax Liability, and/or the California Tax Liability, to the appropriate Governmental Authority, then Parent shall pay (or shall cause the Surviving LLC to pay) an amount (such amount, the “Tax Adjustment Amount”) equal to the difference between (a) the Aggregate Itemized Tax Liability less (b) the aggregate amount of Taxes actually paid to such appropriate Governmental Authority in respect of the State Income Tax Liability, the State Withholding Tax Liability, the Vesting of Unvested Class A Nonvoting Shares Tax Liability and/or the California Tax liability, of which Parent shall pay (i) the Surviving LLC the Surviving LLC Pro Rata Percentage of the Tax Adjustment Amount (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Surviving LLC Payments Pro Rata Percentage) and (ii) the Paying Agent the Paying Agent Pro Rata Percentage of the Tax Adjustment Amount (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Paying Agent Payments Pro Rata Percentage). To the extent that, on the other hand, on or prior to the one (1) year anniversary of the Merger Date, the Surviving LLC has actually paid an amount, in the aggregate, in excess of the Aggregate Itemized Tax Liability in respect of the State Income Tax Liability, State Withholding Tax Liability, the Vesting of Unvested Class A Nonvoting Shares Tax Liability, and/or the California Tax Liability, then Parent and the Member Representative shall provide joint written instructions to the Escrow Agent to release from the Tax Escrow Amount an amount equal to the excess of the aggregate of such payments over the Aggregate Itemized Tax Liability (such amount, the “Deficit Amount”) to the Surviving LLC; provided, however, for the avoidance of doubt, Parent’s and the Surviving LLC’s sole and exclusive recourse for the Deficit Amount, if any, shall be to the Tax Escrow Amount; provided, further, that to the extent any funds remain (or would remain) in

60 the Tax Escrow Amount following such release of the Deficit Amount to the Surviving LLC, the joint instructions shall further direct the Escrow Agent to release to (i) the Surviving LLC the Surviving LLC Pro Rata Percentage of such remaining funds of the Tax Escrow Amount (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Surviving LLC Payments Pro Rata Percentage) and (ii) the Paying Agent the Paying Agent Pro Rata Percentage of such remaining funds of the Tax Escrow Amount (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Paying Agent Payments Pro Rata Percentage). For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, the parties hereto further agree and acknowledge that (a) items (i), (j), (k) and (l) of the definition of Indebtedness relating to the State Income Tax Liability, State Withholding Tax Liability, the Vesting of Unvested Class A Nonvoting Shares Tax Liability, and/or the California Tax Liability shall not be subject to modification, adjustment or deviation under Sections 2.17(b)-(e) of this Agreement and (b) the State Income Tax Liability, State Withholding Tax Liability, the Vesting of Unvested Class A Nonvoting Shares Tax Liability, and/or the California Tax Liability shall not be included in Current Liabilities, Transaction Expenses or as another item of Indebtedness under this Agreement. Section 6.04 Tax Returns. Parent shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by any of the Acquired Companies after the Execution Date with respect to a Pre-Closing Tax Period (including for any Straddle Period). Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and, if it is a Tax Return that relates solely to a Pre-Closing Tax Period, shall be submitted by Parent to Member Representative (together with schedules, statements and, to the extent requested by Member Representative, supporting documentation) at least 30 days prior to the due date (including extensions) of such Tax Return. If Member Representative objects to any item on any such Tax Return that relates to a Pre-Closing Tax Period, it shall, within 20 Business Days after delivery of such Tax Return, notify Parent in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Parent and Member Representative shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Parent and Member Representative are unable to reach such agreement within 10 days after receipt by Parent of such notice, the disputed items shall be resolved by the Independent Accountant and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within 20 days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Parent and then promptly amended to reflect the Independent Accountant's resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by Parent and the Member Representative. The preparation and filing of any Tax Return of the Company or the Surviving LLC that does not relate to a Pre-Closing Tax Period or Straddle Period shall be exclusively within the control of Parent. Section 6.05 Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins on or before and ends after the Merger Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be: (a) in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the purchase, acquisition, sale, transfer or assignment of property, or (iii) required to be withheld or otherwise relating to payroll, deemed equal to the amount which would be payable if the taxable year ended at the close of the Merger Date; and

61 (b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending through and including the Merger Date and the denominator of which is the number of days in the entire Straddle Period. Section 6.06 Reserved. Section 6.07 Cooperation and Exchange of Information. Member Representative, the Company, including the Converted LLC or Surviving LLC if applicable, and Parent shall provide each other with such cooperation and information as either of them reasonably may request of the others in filing any Tax Return pursuant to this Article VI or in connection with any audit or other proceeding in respect of Taxes of the Company, including the Converted LLC or Surviving LLC if applicable. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Member Representative, the Company and Parent shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company, including the Converted LLC or Surviving LLC if applicable, for any taxable period beginning before the Merger Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by any of the other parties in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Merger Date, Member Representative, the Company, including the Converted LLC or Surviving LLC if applicable, or Parent (as the case may be) shall provide the other parties with reasonable written notice and offer the other parties the opportunity to take custody of such materials. Section 6.08 Tax Refunds. Any Tax refunds that are received by Parent or the Company, including the Converted LLC or Surviving LLC if applicable (or any Affiliate of Parent, the Company, the Converted LLC or the Surviving LLC) on or after the Merger Date, to the extent such Tax refunds (x) are attributable to any Pre-Closing Tax Period of the Company, and (y) were paid by the Company prior to the Merger Date or were included in the calculation of Indebtedness of the Company, as finally determined, shall be for the benefit of the Members and Parent shall, within ten (10) Business Days of receipt thereof, remit or cause to be remitted such Tax refunds to the Paying Agent for the benefit and further disbursement to the Members in accordance with each such Member’s Refund Pro Rata Percentage; provided, that if any Tax Liability remains outstanding under Section 6.03, Parent shall not be required to remit or cause to be remitted such Tax refunds until ten (10) Business Days after such Tax Liability has been paid pursuant to Section 6.03. ARTICLE VII SURVIVAL; R&W INSURANCE POLICY; REIMBURSEMENT Section 7.01 Survival. The parties, intending to modify any applicable statute of limitations, agree that (a) representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate effective as of the Transaction Effective Time and shall not survive the Closing for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, any party or any of its respective Affiliates in respect thereof, and (b) after the Transaction Effective Time, there shall be no liability on the part of, nor shall any claim be made by, any party or any of its respective Affiliates in respect of any covenant or agreement to be performed prior to the Transaction Effective Time. Notwithstanding the foregoing or anything herein to the contrary, nothing herein shall preclude any party

62 from (i) solely for purposes of a claim for Fraud described in the immediately following clause (ii) below, reasonably relying on any representations and warranties contained in this Agreement, (ii) seeking or obtaining any remedy in the case of Fraud, or (iii) enforcing, against the applicable party thereto, any covenant or agreement contained in this Agreement or in any Ancillary Document that by its terms contemplates performance in whole or in part after the Transaction Effective Time. Furthermore, (x) nothing herein will limit or affect Parent’s or any of its Affiliates’ liability for the failure to pay (without duplication) the Merger Consideration or any other amounts payable by them, in each case, in whole or in part, as and when required by this Agreement and (y) nothing herein will limit or affect Parent’s ability to recover under the R&W Insurance Policy. Section 7.02 R&W Insurance Policy. (a) Prior to the Transaction Effective Time, Parent shall obtain, at the sole cost and expense of the Company Securityholders (which such R&W Policy Expenses shall be treated as Transaction Expenses), a buyer-side representation and warranty insurance policy in respect of the representations and warranties contained in this Agreement or in any certificate delivered in connection with this Agreement (the “R&W Insurance Policy”). (b) It is the expectation of Parent and the Company Securityholders that the Company Securityholders are responsible to Parent for amounts, up to the Retention Escrow Amount, for insurable claims (but for the retention) under the R&W Insurance Policy to the extent such obligation is incurred prior to the twenty-four (24) month anniversary of the Merger Date (the “Company Securityholders’ Retention Obligation”), regardless of whether such claim is equal to or in excess of the R&W Policy Retention Amount. As such, if, prior to the twenty-four (24) month anniversary of the Merger Date, Parent has one or more claims under the R&W Insurance Policy, whether or not such claims exceed the R&W Policy Retention Amount, Parent and the Member Representative shall, within fifteen (15) Business Days of Parent’s delivery to the Member Representative of any such claim and reasonable supporting detail thereof, deliver a joint written authorization to the Escrow Agent instructing the Escrow Agent to release to Parent an amount equal to the lesser of such claim against the R&W Insurance Policy and the Company Securityholders’ Retention Obligation, which shall be satisfied solely from funds held in escrow by the Escrow Agent in respect of the Retention Escrow Amount. Any such release from the Retention Escrow Amount shall reduce the Company Securityholders’ Retention Obligation by a corresponding amount. For the avoidance of doubt, the sole and exclusive recourse for Parent for the Company Securityholders’ Retention Obligation shall be solely the funds held in escrow by the Escrow Agent in respect of the Retention Escrow Amount. (c) If, on or after the twenty-four (24) month anniversary of the Merger Date, Parent is entitled to coverage under the R&W Insurance Policy but the R&W Policy Retention Amount is not yet satisfied, then such R&W Policy Retention Amount shall be borne by and the responsibility of Parent. (d) On the twenty-four (24) month anniversary of the Merger Date, the Member Representative and Parent shall deliver a joint written authorization to the Escrow Agent instructing the Escrow Agent to release to (i) the Surviving LLC the Surviving LLC Pro Rata Percentage (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with their Distributable Surviving LLC Payments Pro Rata Percentage) and (ii) the Paying Agent the Paying Agent Pro Rata Percentage (for further distribution to the applicable Distributable Members, as set forth in the Consideration Spreadsheet, in accordance with

63 their Distributable Paying Agent Payments Pro Rata Percentage) of the balance of the Retention Escrow Amount. (e) Parent shall provide the Company with a reasonable opportunity to review and provide reasonable comments to the R&W Insurance Policy prior to binding coverage. (f) Parent shall ensure that the R&W Insurance Policy contains a waiver by the insurer of the insurer’s rights to bring any claim against the Company and its current and former members, Members, equity holders, controlling Persons, managers, directors, officers, employees, Representatives, Affiliates, general or limited partners or assignees (or any current and former members, Members, equity holders, controlling Persons, managers, directors, officers, employees, Representatives, Affiliates, general or limited partners or assignees of any of the foregoing) by way of subrogation, claim for contribution, or otherwise (other than in the case of Fraud), and that such Persons shall be third-party beneficiaries of such waiver. (g) Parent shall not waive or amend, and shall not permit any other Person to waive or amend, the R&W Insurance Policy in a manner inconsistent with Section 7.02(f) without the Member Representative’s prior written consent, which consent the Member Representative may grant or withhold in its sole discretion. (h) If the R&W Insurance Policy by its terms provides coverage for intentional fraud, then prior to asserting any claim for Fraud, Parent shall have used commercially reasonable efforts to recover all amounts due under the R&W Insurance Policy in accordance with the terms thereof. (i) Parent shall provide the Member Representative with a true and complete copy of the final and issued R&W Insurance Policy as soon as reasonably practicable following the Merger Date. (j) For the avoidance of doubt, other than with respect to the extent expressly set forth in Section 7.02(b) with respect to the retention, R&W Policy Expenses (other than the retention) in excess of $610,519.30 shall be borne and paid by Parent. Section 7.03 Exclusive Remedies. Notwithstanding anything in this Agreement to the contrary, but subject to Section 8.12 and except in the case of Fraud, each of Parent and Merger Sub, on behalf of themselves and their respective Affiliates, acknowledges and agrees that the sole and exclusive remedy of Parent and its Affiliates for any claim related to, arising under or in connection with a breach or inaccuracy of any representation or warranty contained in this Agreement or any certificate delivered pursuant hereto shall be to make a claim against the R&W Insurance Policy. Except in the case of Fraud, none of the Company Securityholders or any of their Affiliates shall have any direct or indirect liability of any kind or nature in connection with the R&W Insurance Policy or to the insurer thereunder. The provisions of this Section 7.03 shall still apply (a) if the R&W Insurance Policy is never issued by the insurer, (b) if the R&W Insurance Policy is revoked, cancelled or modified in any manner after issuance, or (c) Parent makes a claim under the R&W Insurance Policy in respect of any breach of representation or warranty of the Company contained in this Agreement or any certificate delivered in connection with this Agreement and such claim is denied by the insurer. For the avoidance of doubt, none of the limitations in this Section 7.03 shall preclude Parent or Merger Sub from bringing an Action for (i) specific performance or other equitable remedy to require the performance of the Company’s or any Member’s obligations under this Agreement or any Ancillary Agreement, or (ii) Fraud. Section 7.04 Reimbursement of Thompson Dispute Losses. In the event Parent or the Surviving LLC incurs or suffers a Thompson Dispute Liability prior to the Thompson Escrow Release

64 Event, Parent and the Member Representative shall, within fifteen (15) Business Days of Parent’s delivery to the Member Representative of written notice of the incurrence of a Thompson Dispute Liability and reasonable supporting detail thereof, deliver a joint written authorization to the Escrow Agent instructing the Escrow Agent to release to Parent or Surviving LLC an amount equal to such Thompson Dispute Liability. For the avoidance of doubt, the sole and exclusive recourse for Parent and Surviving LLC shall be solely the funds held in escrow by the Escrow Agent in respect of the Thompson Escrow Amount. ARTICLE VIII MISCELLANEOUS Section 8.01 Member Representative (a) By executing or approving this Agreement and the transactions contemplated hereby or by executing and delivering a letter of transmittal, or by otherwise receiving the benefits thereof, including any consideration payable hereunder, each Company Securityholder shall have irrevocably authorized and appointed Member Representative as such Person’s representative, agent and attorney-in-fact to act on behalf of such Person with respect to this Agreement and any related agreements, and to take any and all actions and make any decisions required or permitted to be taken by Member Representative pursuant to this Agreement and any related agreements, including the exercise of the power to: (i) give and receive notices and communications; (ii) authorize delivery to Parent of cash from the Escrow Amount in satisfaction of any amounts owed to Parent in satisfaction of claims made by Parent pursuant to Section 2.17, Article VI and Article VII; (iii) agree to, negotiate, enter into settlements and compromises or, and comply with order to otherwise handle any other matters described in Section 2.17. (iv) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to claims made by Parent pursuant to Article VI and Article VII; (v) litigate, arbitrate, resolve, settle or compromise any claim pursuant to Article VI and Article VII; (vi) execute and deliver all documents necessary or desirable to carry out the intent of this Agreement and any Ancillary Document; (vii) make all elections or decisions contemplated by this Agreement and any Ancillary Document; (viii) engage, employ or appoint any agents or representatives (including attorneys, accountants and consultants) to assist Member Representative in complying with its duties and obligations; and (ix) take all actions necessary or appropriate in the good faith judgment of Member Representative for the accomplishment of the foregoing.

65 (b) Parent shall be entitled to deal exclusively with Member Representative on all matters relating to this Agreement (including Article VII and with respect to any claim made by any Company Securityholder, which claims, if any, must be made solely by and through the Member Representative, thereunder or otherwise relating to this Agreement) and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Member by Member Representative, and on any other action taken or purported to be taken on behalf of any Member by Member Representative, as being fully binding upon such Person. Notices or communications to or from Member Representative shall constitute notice to or from each of the Company Securityholders. Any decision or action by Member Representative hereunder, including any agreement between Member Representative and Parent relating to the defense, payment or settlement of any claims hereunder, shall constitute a decision or action of all Company Securityholders and shall be final, binding and conclusive upon each such Person. No Member shall have the right to object to, dissent from, protest or otherwise contest the same. The provisions of this Section, including the power of attorney granted hereby, are independent and severable, are irrevocable and coupled with an interest and shall not be terminated by any act of any one Member, or by operation of Law. (c) Member Representative may be removed for any reason or no reason by the vote or written consent of a majority in interest of the Company Securityholders according to each Company Securityholder’s Pro Rata Share (the “Majority Holders”); provided, however, in no event shall Member Representative be removed without the Majority Holders having first appointed a new Member Representative who shall assume such duties immediately upon the removal of Member Representative. Member Representative may resign at any time upon twenty (20) days’ notice to Parent and the Company Securityholders that are parties to that certain Engagement Letter by and among Member Representative and certain of the Company Securityholders, provided, that in the event of such resignation, the Majority Holders shall promptly (and in any event within ten (10) days) appoint a new Member Representative. In the event of the death, incapacity, resignation or removal of Member Representative, a new Member Representative shall be appointed by the vote or written consent of the Majority Holders. Notice of such vote or a copy of the written consent appointing such new Member Representative shall be sent to Parent, such appointment to be effective upon the later of the date indicated in such consent or the date such notice is received by Parent; provided, that until such notice is received, Parent, Merger Sub and the Surviving LLC shall be entitled to rely on the decisions and actions of the prior Member Representative as described in Section 8.01(a) above. (d) Member Representative will incur no liability in connection with its services pursuant to this Agreement and any related agreements except to the extent resulting from its fraud, bad faith, gross negligence or willful misconduct. Member Representative shall not be liable for any action or omission pursuant to the advice of counsel. The Company Securityholders shall indemnify Member Representative against any reasonable, documented, and out-of-pocket losses, liabilities and expenses (“Representative Losses”) arising out of or in connection with this Agreement and any related agreements, in each case as such Representative Loss is suffered or incurred; provided, that in the event that any such Representative Loss is finally adjudicated to have been caused by the fraud, bad faith, gross negligence or willful misconduct of Member Representative, Member Representative will reimburse the Company Securityholders the amount of such indemnified Representative Loss to the extent attributable to such fraud, bad faith, gross negligence or willful misconduct. Representative Losses may be recovered by Member Representative from (i) the funds in the Expense Fund Distribution Amount and (ii) any other funds that become payable to the Company Securityholders under this Agreement at such time as such amounts would otherwise be distributable to the Company Securityholders; provided, that while Member Representative may be paid from the aforementioned sources of funds, this does not

66 relieve the Company Securityholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred. In no event will Member Representative be required to advance its own funds on behalf of the Company Securityholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Securityholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to Member Representative hereunder. The foregoing indemnities will survive the Closing, the resignation or removal of Member Representative or the termination of this Agreement. (e) Member Representative covenants and agrees: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, in whole or part, to any Person not having a need to know and authority to know and use the Confidential Information; and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of Parent or Surviving LLC, except as required in the performance of Member Representative’s duties in connection with this Agreement or the agreements ancillary hereto. In the event of a breach or threatened breach by Member Representative of the covenants contained in this Section 8.01(e), Member Representative hereby consents and agrees that Parent and Surviving LLC shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief. Notwithstanding anything herein to the contrary, following the Closing, Member Representative shall be permitted to disclose information as required by law or to advisors and representatives of Member Representative and to the Company Securityholders, in each case who have a need to know such information, provided that such persons are subject to confidentiality obligations with respect thereto. Section 8.02 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Merger shall have occurred. Section 8.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

67 If to the Company (prior to the Merger Effective Time): Biolife, L.L.C. Attention: Stuart Jones 8163 25th Court East Sarasota, FL 34243 E-mail: stuart.jones@biolife.com with a copy to (which shall not constitute notice): Nelson Mullins Riley & Scarborough LLP Attention: Billy Ching and Branden Baltich 201 17th Street, NW, Suite 201 Atlanta, GA 30363 E-mail: billy.ching@nelsonmullins.com; branden.baltich@nelsonmullins.com If to Parent: Merit Medical Systems, Inc. Attention: Brian G. Lloyd, Chief Legal Officer 1600 West Merit Parkway South Jordan, Utah 84095 E-mail: Brian.Lloyd@merit.com with a copy to (which shall not constitute notice): Parr Brown Gee & Loveless, P.C Attention: Michael J. Schefer 101 South 200 East, Suite 700 Salt Lake City, Utah 84111 E-mail: mschefer@parrbrown.com If to Member Representative: Shareholder Representative Services LLC Attention: Managing Director 950 17th Street, Suite 1400 Denver, CO 80202 E-mail: deals@srsacquiom.com with a copy to (which shall not constitute notice): Nelson Mullins Riley & Scarborough LLP Attention: Billy Ching and Branden Baltich 201 17th Street, NW, Suite 201 Atlanta, GA 30363 E-mail: billy.ching@nelsonmullins.com branden.baltich@nelsonmullins.com

68 Section 8.04 Interpretation; Disclosure Schedules. (a) For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. (b) The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. All references to this Agreement herein or in any of the Disclosure Schedules shall be deemed to refer to this entire Agreement, including all Disclosure Schedules. The Disclosure Schedules have been arranged for purposes of convenience in separately numbered sections corresponding to the Sections of this Agreement; however, any item disclosed in any part, subpart, section or subsection of the Disclosure Schedules referenced by a particular Section or subsection in this Agreement shall be deemed to have been disclosed for purposes of each Section or subsection of the Disclosure Schedules, but only to the extent that the import for such other Section or subsection is reasonably and readily apparent from the face of such disclosure as so made. Any item of information, matter or document disclosed or referenced in, or attached to, the Disclosure Schedules shall not (i) be used as a basis for interpreting the terms “material”, “Material Adverse Effect” or other similar terms in this Agreement or to establish a standard of materiality, (ii) represent a determination that such item or matter did not arise in the ordinary course of business, (iii) be deemed or interpreted to expand the scope of the Company’s or any Company Securityholder’s respective representations, warranties, obligations, covenants, conditions or agreements contained herein, (iv) constitute, or be deemed to constitute, an admission of liability or obligation regarding such matter, (v) represent a determination that the consummation of the transactions contemplated by this Agreement requires the consent of any third party, or (vi) constitute, or be deemed to constitute, an admission to any third party concerning such item or matter. No disclosure in the Disclosure Schedules relating to any possible breach or violation of any Contract or applicable Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. Capitalized terms used in the Disclosure Schedules and not otherwise defined therein have the meanings given to them in this Agreement. Section 8.05 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. Section 8.06 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the

69 transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Section 8.07 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control. Section 8.08 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, that, this Agreement may be assigned by the Parent to any of its Affiliates or to any Person acquiring a material portion of the assets, business or securities of the Parent, whether by merger, consolidation, sale of assets or securities or otherwise. Section 8.09 No Third-party Beneficiaries. Except (a) for the Company Securityholders as to payments required to be paid to them directly by the Surviving LLC and only to the extent that the amount of any such payment actually made by the Surviving LLC differs from any amount required by the Consideration Spreadsheet, (b) as provided in Section 8.16, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, or (c) for the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of Section 5.06, and each of whom may enforce the provisions of Section 5.06. Section 8.10 Amendment and Modification; Waiver. Prior to the Merger Effective Time, this Agreement may only be amended, modified or supplemented by an agreement in writing signed by Parent, Merger Sub and the Company; provided, however, that after the Requisite Company Vote is obtained, there shall be no amendment or waiver that, pursuant to applicable Law, requires further approval of the Members, without the receipt of such further approvals. Notwithstanding to foregoing, prior to the Merger Effective Time, to the extent such amendment, modification or supplement has an adverse effect on the Member Representative, such amendment, modification or supplement must also be signed by the Member Representative. Following the Merger Effective Time, this Agreement may only be amended, modified or supplemented by an agreement in writing signed by Parent, Surviving LLC and the Member Representative. Any failure of Parent or Merger Sub, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company or, following the Closing, Member Representative (with respect to any failure by Parent or Merger Sub) or by Parent or Merger Sub (with respect to any failure by the Company or Member Representative), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

70 Section 8.11 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). (b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF UTAH, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11(c). Section 8.12 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Section 8.13 Electronic Data Room Materials. No information or document will be considered to have been “made available” to Parent unless it was uploaded no later than 9:00 a.m. (Mountain time) on the calendar day prior to the Execution Date to the Data Room and which shall be fully accessible to Parent and its Representatives through the Merger Effective Time. No later than four (4) Business Days after the Execution Date, the Company shall deliver a complete copy of the Data Room to Parent (as constituted as of the Execution Date) on one or more mobile drives (or other digital storage device as Parent and the Company agree).

71 Section 8.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Section 8.15 Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, Affiliate or Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any Action based on, in respect of or by reason of the transactions contemplated hereby. Notwithstanding anything herein to the contrary, this Section 8.15 shall not apply to Section 8.01, which shall be enforceable by Member Representative in its entirety against the Company Securityholders. Section 8.16 Conflict Waiver; Attorney-Client Privilege. (a) Each of the parties hereto acknowledges and agrees, on its own behalf and on behalf of its directors, members, Members, partners, officers, employees and Affiliates, that: (i) Nelson Mullins Riley & Scarborough LLP has acted as counsel to the Company in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (the “Acquisition Engagement”). Parent agrees, and shall cause the Surviving LLC to agree, that, following consummation of the transactions contemplated hereby, such representation and any prior representation of the Company by Nelson Mullins Riley & Scarborough LLP (or any successor) (the “Seller Group Law Firm”) shall not preclude Seller Group Law Firm from serving as counsel to any director, manager, member, Member, partner, officer, or employee of the Company or its Affiliates (the “Seller Group”), in connection with any litigation, claim, or obligation arising out of or relating to this Agreement or the transactions contemplated hereby. (ii) Parent shall not, and shall cause the Surviving LLC not to, seek or have Seller Group Law Firm disqualified from any such representation set forth in Section 8.16(a)(i) based on the prior representation of the Company by Seller Group Law Firm. Each of the parties hereto hereby consents thereto and waives any conflict of interest arising from such prior representation, and each of such parties shall cause any of its Affiliates to consent to waive any conflict of interest arising from such representation. Each of the parties acknowledges that such consent and waiver is voluntary, that it has been carefully considered, and that the parties have consulted with counsel or have been advised they should do so in connection herewith. The covenants, consent and waiver contained in this Section 8.16(a) shall not be deemed exclusive of any other rights to which Seller Group Law Firm is entitled whether pursuant to Law, Contract, or otherwise. (b) All communications prior to Merger Effective Time between the Seller Group or the Company, on the one hand, and Seller Group Law Firm, on the other hand, but solely to the extent that such communications relate to the negotiation, preparation, execution and delivery of this Agreement and the

72 consummation of the transactions contemplated hereby (the “Privileged Communications”) shall be deemed to be attorney-client privileged and the expectation of client confidence relating thereto shall survive Closing, and from and after Closing shall belong solely to the Seller Group and shall not pass to or be claimed by Parent or the Surviving LLC. Accordingly, Parent and the Surviving LLC shall not have access to any Privileged Communications or to the files of Seller Group Law Firm relating to the Acquisition Engagement from and after Closing. Without limiting the generality of the foregoing, from and after the Closing, (i) the Seller Group (and not Parent or the Surviving LLC) shall be the sole holders of the attorney-client privilege with respect to the Acquisition Engagement and such Privileged Communications, and none of Parent or the Surviving LLC shall be a holder thereof, (ii) to the extent that files of Seller Group Law Firm in respect of the Acquisition Engagement constitute property of the client, only the Seller Group (and not Parent nor the Surviving LLC) shall hold such property rights and (iii) Seller Group Law Firm shall have no duty whatsoever to reveal or disclose any Privileged Communications or files to Parent or the Surviving LLC by reason of any attorney-client relationship between Seller Group Law Firm and the Company or otherwise. Notwithstanding the foregoing, in the event that after Closing a dispute arises between Parent or its Affiliates (including the Surviving LLC), on the one hand, and a third party other than any of the Seller Group, on the other hand, Parent and its Affiliates (including the Surviving LLC) may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Parent nor any of its Affiliates (including the Surviving LLC) may waive such privilege without the prior written consent of the Member Representative (on behalf of the Seller Group), which consent shall not be unreasonably withheld, conditioned or delayed. In the event that Parent or any of its Affiliates (including the Surviving LLC) is legally required by Governmental Order or otherwise legally required to access or obtain a copy of all or a portion of the Privileged Communications, to the extent (x) permitted by applicable Law, and (y) advisable in the opinion of Parent’s counsel, then Parent shall immediately (and, in any event, within three (3) Business Days) notify the Member Representative in writing so that the Member Representative (or the Seller Group) can seek a protective order. In furtherance of the foregoing, each of the parties agrees that (A) no waiver is intended by failing to remove all Privileged Communications from the Surviving LLC’s files and computer systems, and (B) after Closing, the parties will use commercially reasonable efforts to take the steps necessary to ensure the Privileged Communications are held and controlled by the Member Representative (on behalf of the Seller Group). Parent agrees that after Closing none of Parent, the Surviving LLC, or their Affiliates will (I) access or review the Privileged Communications in connection with any Action against or involving the Seller Group or (II) use or assert the Privileged Communications against the Seller Group in any Action against or involving the Seller Group. (c) This Section 8.16 is intended for the benefit of, and shall be enforceable by, Seller Group Law Firm. This Section 8.16 shall be irrevocable, and no term of this Section may be amended, waived, or modified, without the prior written consent of Seller Group Law Firm. [SIGNATURE PAGE FOLLOWS]

73 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. THE COMPANY: Biolife, L.L.C. By_____________________ Name: Title: PARENT: Merit Medical Systems, Inc. By_____________________ Name: Fred P. Lampropoulos Title: Chairman and Chief Executive Officer MERGER SUB: Biolife Transaction Sub, LLC By_____________________ Name: Title: MEMBER REPRESENTATIVE: Shareholder Representative Services LLC, solely in its capacity as Member Representative By:_____________________ Name: Title:

Schedule 2.03(a)(xi) Required Consents None.

EXHIBIT A Articles of Conversion (See attached.)

EXHIBIT B-1 Certificate of Conversion (See attached.)

EXHIBIT B-2 Certificate of Formation (See attached.)

EXHIBIT C Consulting Agreement (See attached.)

EXHIBIT D Distributable Pro Rata Percentage (See attached.)

EXHIBIT E Refund Pro Rata Percentage (See attached.)

EXHIBIT F StatSeal Device (See attached.)

EXHIBIT G WoundSeal (See attached.)

EXHIBIT H Plan of Conversion (See attached.)

EXHIBIT I Certificate of Merger (See attached.)

EXHIBIT J New LLC Agreement (See attached.)

EXHIBIT K Amended and Restated LLC Agreement (See attached.)